As filed with the Securities and Exchange Commission on September 30, 2024.

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGM Group Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Creative Consultants (Hong Kong) Limited

Room 1502-3 15/F., Connaught Commercial Building, 185 Wanchai Road

Wanchai, Hong Kong

+86-010-65020507

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 E 42th St, 18 Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212)370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED SEPTEMBER 30, 2024

AGM Group Holdings Inc.

Up to [●] Class A Ordinary Shares

Warrants to Purchase up to [●] Class A Ordinary Shares and

Up to [●] Class A

Ordinary Shares issuable upon the exercise of the Warrants

We are offering on a best-efforts basis of up to [●] Class A ordinary shares, par value $0.001 per share of AGM Group Holdings Inc. (“AGM Holdings”, the “Company”, “we”, “our”, “us”), together with warrants to purchase up to [●] Class A ordinary shares, at an assumed combined offering price of [●] per share and warrant, which is the last reported sale price of our Class A ordinary share, as reported on the Nasdaq Capital Market on [●]. Each Class A ordinary share will be sold together with [●] warrants. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share, and has an exercise price per share equal to up to [●] % of the combined offering per share and the accompanying warrants, and will expire on a date no later than the [●] anniversary of the original issuance date. The warrants are not tradable on Nasdaq.

The offering price for our securities in this offering will be determined at the time of pricing, and may be at a discount to then current market price or to the assumed price set forth above. The assumed offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The Company is authorized to issue a maximum of 400,000,000 shares with a par value of $0.001 each, being a dual class structure consisting of 200,000,000 Class A ordinary shares of $0.001 par value per share and 200,000,000 Class B ordinary shares of $0.001 par value per share. As of the date of this prospectus, there are 24,254,842 Class A ordinary shares and 2,100,000 Class B ordinary shares issued and outstanding. Each of our Class B ordinary shares has five (5) votes per share, and each of our Class A ordinary shares has one (1) vote per share.

Our Class A ordinary shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “AGMH.” On [●], the last reported sale price of our Class A ordinary shares on Nasdaq was $[●]. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 15 for more information. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a British Virgin Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

This is an offering of the Class A ordinary shares and warrants of the British Virgin Islands holding company. We conduct our business through our subsidiaries in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. You will not and may never have direct ownership in the operating entities based in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore.

Unless otherwise stated, as used in this prospectus, the terms “AGM Holdings” “we,” “us,” “our Company,” and the “Company” refer to AGM Group Holdings Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands. AGM Group Holdings Inc. is a British Virgin Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China, Hong Kong SAR and Canada through its subsidiaries in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. Because of our corporate structure as a British Virgin Islands holding company with operations conducted by our subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our securities should be aware that they do not directly hold equity interests in the Chinese operating entities, but rather are purchasing equity solely in AGM Holdings, our British Virgin Islands holding company, which indirectly owns 100% equity interests in the PRC subsidiaries. Our securities offered in this offering are securities of our British Virgin Islands holding company instead of shares of our subsidiaries in China.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 15 of this prospectus.

Because some of our operations are located in the PRC and Hong Kong through our subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, these adjustments could result in a material change in our operations and/or the value of our Class A ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For a detailed description of risks relating to doing business in China, please refer to risks disclosed under “Risk Factors — Risks Related to Doing Business in China” on page 25 and “— Risks Related to this Offering,” beginning on page 49 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our securities.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. We are not operating in an industry that prohibits or limits foreign investment. As of the date of this prospectus, according to our PRC counsel, Skylight Law Firm, although we are required under the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”) to complete the filing procedure with the China Securities Regulatory Commission (the “CSRC”) in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other PRC authorities that have jurisdiction over our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 26.

Quickly evolving rules and regulations in China, as well as differences in enforcement due to complex cases, could result in a material adverse change in our operations and the value of our Class A ordinary shares. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”), which became effective on March 31, 2023. The Overseas Listing Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of mainland China domestic companies’ securities and regulates both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, (i) mainland China domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; if a mainland China domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such mainland China domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a mainland China domestic company: (a) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (b) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or have their usual place(s) of residence located in mainland China. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Overseas Listing Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Overseas Listing Trial Measures also lay out requirements for the reporting of material events. Breaches of the Overseas Listing Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Overseas Listing Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. The Overseas Listing Trial Measures require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuers who have completed overseas offerings and listings. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China —

Due to different circumstances, there are differences regarding the interpretation and enforcement of PRC laws, rules and regulations in different cases” on page 30 and see “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 34.

As confirmed by our PRC counsel, Skylight Law Firm, we will not be subject to cybersecurity review with the CAC, after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 34.

According to the Circular of the State Council on Further Strengthening the Administration of Share Issuance and Listing Abroad (the “Circular”), since the date of effectiveness of the Overseas Listing Trial Measures on March 31, 2023, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of this offering. We begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after this offering. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 34 and “Risk Factors — Risks Related to Doing Business in China — Due to different circumstances, there are differences regarding the interpretation and enforcement of PRC laws, rules and regulations in different cases.” on page 30.

As of the date of this prospectus, according to our PRC counsel, Skylight Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before future offerings in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any regulation by PRC government based on the objective of optimizing the market.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On March 24, 2021, the U.S. Securities and Exchange Commission (the “SEC”) adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act (the “HFCAA”). An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the Public Company Accounting Oversight Board (the “PCAOB”) inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Each of TPS Thayer LLC, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2021 included elsewhere in this prospectus, and KCCW Accountancy Corp., the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2022 included elsewhere in this prospectus, and GGF CPA LTD, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2023 included elsewhere in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. TPS Thayer LLC is headquartered in Sugar Land, Texas, and is subject to inspection by the PCAOB on a regular basis. KCCW Accountancy Corp. is headquartered in Los Angeles, California, and is subject to inspection by the PCAOB on a regular basis. GGF CPA LTD is headquartered in Guangzhou, China. While GGF CPA LTD is based in the PRC, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the GGF CPA LTD because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. None of TPS Thayer LLC, KCCW Accountancy Corp. or GGF CPA LTD is subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A ordinary shares” on page 42 of this prospectus.

AGM Holdings is a holding company with no operations of its own. We conduct our operations in China, Hong Kong SAR and Canada primarily through our subsidiaries established in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our equity structure is a direct holding structure. Within our direct holding structure, the cross-border transfer of funds within our corporate entities is legal and compliant with the laws and regulations of the PRC. After the foreign investors’ funds enter AGM Holdings, AGM Holdings is permitted under the BVI laws to provide funding to our subsidiaries in Singapore, Hong Kong SAR, the British Virgin Islands and Canada through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiaries in Hong Kong SAR are permitted under Hong Kong laws to provide funding to our subsidiaries in the PRC.

Subject to the BVI Business Companies Act (2020 Revised Edition) (the "BVI Act") and our memorandum and articles of association, our Board of Directors may authorize and declare a distribution to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the distribution the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. Withholding tax regarding dividends is exempted in Hong Kong.

Our subsidiaries, AGM Technology Limited, a Hong Kong SAR limited company (“AGM HK”), AGM Defi Tech Limited., a Hong Kong SAR limited company (“AGM Defi Tech”) and AGM Electronic Technology Limited, a Hong Kong SAR company (“AGM Electronic”) are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions.  AGM Software Service LTD, our subsidiary incorporated under the laws of the British Virgin Islands company limited by shares (“AGM Software”) is permitted under the BVI laws to provide funding to AGM Holdings through distribution as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they become due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada Holdings Limited., our subsidiary incorporated under the laws of the British Columbia, Canada (“AGM Canada”) is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Singaporean Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM HK, AGM Defi Tech and AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entities in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Certain payments from our PRC subsidiaries to the Hong Kong subsidiaries are subject to PRC taxes, including business taxes and a value-added tax (the “VAT”). Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGM Holdings to AGM HK, AGM Defi Tech and AGM Electronic, or from AGM HK, AGM Defi Tech and AGM Electronic to AGM Holdings. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

To ensure foreign exchange market and exchange rate stability, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital optimization measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital supervision and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes supervision on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A ordinary shares.

During the period from January 1, 2024 to the date of this prospectus and fiscal years ended December 31, 2023, 2022 and 2021, no cash or asset transfers have occurred among the Company and its subsidiaries and we have not declared any dividends to our shareholders. We do not expect to pay any cash dividends in the foreseeable future. We do not have any cash management policies that dictate the amount of such funds and how such funds are transferred.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Class A ordinary share and accompanying warrant	Total (assuming maximum offering)
Offering price(1)	US$[●]	US$[●]
Placement agent’s fees(2)	US$[●]	US$[●]
Proceeds to our company before expenses(3)	US$[●]	US$[●]

(1)

We assume the Class A ordinary shares and accompanying warrants are offered at an assumed offering price of US$[●] per share and accompanying warrant, which is the last reported sale price of our Class A ordinary shares, as reported on the Nasdaq Capital Market on [●].

(2)

We have agreed to pay the placement agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of their offering-related expenses. In addition, the placement agent will receive such number of compensation warrants (the “Placement Agent’s Warrants”) as is equal to 5% of the aggregate number of securities sold in this offering. The Placement Agent’s Warrants will be exercisable at price equal to 100% of the offering price sold in this offering. The Placement Agent’s Warrants are exercisable commencing six (6) months after the effectiveness of this prospectus for five (5) years after original issuance date. See “Plan of Distribution” beginning on page 78 of this prospectus for a description of the compensation to be received by the placement agent.

(3)	We estimate the total expenses of this offering payable by us, excluding the placement agent’s fees and reimbursement of the placement agent’s expenses, will be approximately US$[●].

We have engaged Maxim Group LLC (the “placement agent”) as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase and are not purchasing or selling the securities offered by us, and are not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent fees set forth in the table above, to issue the Placement Agent’s Warrants and to provide reimbursement of certain expenses and certain other compensation to the placement agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

We will deliver Class A ordinary shares being issued to the investors electronically and will mail such investors physical warrant certificates for the warrants sold in this offering, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect the delivery of such securities against payment in U.S. dollars will be made in New York, New York on or about, [●].

Prospectus dated          [●].

i

ABOUT THIS PROSPECTUS

We and the placement agent have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for our securities is made to the public in the British Virgin Islands The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Commonly Used Defined Terms

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” and “AGM Holdings” refer to AGM Group Holdings Inc., a British Virgin Islands company limited by shares. We have the following subsidiaries:

●	AGM Canada Holdings Limited., a corporation incorporated in British Columbia, Canada (“AGM Canada”) and a wholly-owned subsidiary of AGM Holdings;

●	AGM Defi Tech Limited., a Hong Kong SAR limited company (“AGM Defi Tech”) and a wholly-owned subsidiary of AGM Holdings;

●	AGM Defi Lab Pte Limited, a Singapore company (“AGM Defi Lab”) and a wholly-owned subsidiary of AGM Holdings;

●	AGM Electronic Technology Limited, a Hong Kong SAR company (“AGM Electronic”) and a wholly-owned subsidiary of AGM Holdings;

●	AGM Technology Limited, a Hong Kong SAR limited company (“AGM HK” when individually referenced) and a wholly-owned subsidiary of AGM Holdings;

●	AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) (also referred to as 天津安高盟建设发展有限公司 in China), formerly known as AGM Tianjin Construction Development Co., Ltd. (or 深圳安高盟金融科技服务有限公司 in China), a wholly foreign-owned enterprise (“WFOE”) formed under the laws of the PRC and a wholly-owned subsidiary of AGM HK;

●	AGM Software Service LTD, a British Virgin Islands company limited by shares (“AGM Software” when individually referenced) and a wholly-owned subsidiary of AGM Holdings;

●	Beijing Bixin Electronic Technology Co., Ltd (“Beijing Bixin”), a company formed under the laws of People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of AGM Defi Tech;

●	Beijing Keen Sense Technology Service Co., Ltd., a company formed under the laws of People’s Republic of China (“Beijing Keen Sense”) and a wholly-owned subsidiary of AGM Defi Tech;

●	Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”) (also referred to as 北京安高盟科技服务有限公司 in China), a PRC company and a wholly-owned subsidiary of AGM Tianjin;

●	Nanjing Lucun Semiconductor Co., Ltd. (“Nanjing Lucun”), a PRC company and a wholly-owned subsidiary of AGM HK; and

●	Nanjing Lucun Semiconductor Co., Ltd. Beijing Branch (“Nanjing Lucun Beijing Branch”), a branch office of Nanjing Lucun established pursuant to the laws of the PRC.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. The Consolidated Balance Sheets balances, with the exception of equity at December 31, 2023 and 2022, were translated at RMB7.0827 and RMB6.9646 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to the Consolidated Statements of Operations and Comprehensive Loss/Income and the Consolidated Statements of Cash Flows for the years ended December 31, 2023, 2022, and 2021 were RMB7.0467, RMB6.7261, and RMB6.4515to $1.00, respectively.

We obtained the industry and market data used in this prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under “Risk Factors,” and elsewhere in this prospectus, as well as factors which may be identified from time to time in our other filings with the Securities and Exchange Commission (the “SEC”) or in the documents where such forward-looking statements appear. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date this prospectus is signed. Except as required by law, we assume no responsibility for updating any forward-looking statements.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors,” before deciding whether to buy our securities.

Overview

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 15. We provide the following disclosure to help investors better understand our operations in China and the associated risks.

AGM Group Holdings Inc., or AGM Holdings, is a holding company incorporated in the British Virgin Islands, or the BVI. As a holding company with no material operations, AGM Holdings conducts a substantial majority of its operations through its subsidiaries established in the People’s Republic of China, or the PRC or China, Hong Kong SAR, Singapore, the British Virgin Islands and Canada. However, neither the holding company nor any of the Company’s Chinese subsidiaries conduct any operations through contractual arrangements with a variable interest entity based in China. Investors in our securities should be aware that they may never directly hold equity interests in the PRC operating entities, but rather purchasing equity solely in AGM Holdings, our BVI holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors — Risks Related to Doing Business in China — The difference in the legal system between PRC and the United States has an adverse impact on companies’ international operations.” on page 36 of this prospectus.

Corporate Structure

Our equity structure is a direct holding structure. Below is a chart illustrating our corporate structure:

Transfers of Cash Among Subsidiaries

AGM Holdings is a holding company with no operations of its own. We conduct our operations in China, Hong Kong SAR and Canada primarily through our subsidiaries established in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our equity structure is a direct holding structure. Within our direct holding structure, the cross-border transfer of funds within our corporate entities is legal and compliant with the laws and regulations of the PRC. After the foreign investors’ funds enter AGM Holdings, AGM Holdings is permitted under the BVI laws to provide funding to our subsidiaries in Singapore, Hong Kong SAR, the British Virgin Islands and Canada through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiaries in Hong Kong SAR are permitted under Hong Kong laws to provide funding to our subsidiaries in the PRC.

Subject to the BVI Act and our memorandum and articles of association, our Board of Directors may authorize and declare a distribution to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the distribution the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. Withholding tax regarding dividends is exempted in Hong Kong.

AGM HK, AGM Defi Tech and AGM Electronic are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions.  AGM Software is permitted under the BVI laws to provide funding to AGM Holdings through distributions as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they become due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM HK, AGM Defi Tech and AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Certain payments from our PRC subsidiaries to the Hong Kong subsidiaries are subject to PRC taxes, including business taxes and VAT. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGM Holdings to AGM HK, AGM Defi Tech and AGM Electronic, or from AGM HK, AGM Defi Tech and AGM Electronic to AGM Holdings. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A ordinary shares.

During the period from January 1, 2024 to the date of this prospectus and fiscal years ended December 31, 2023, 2022 and 2021, no cash or asset transfers have occurred among the Company and its subsidiaries and we have not declared any dividends to our shareholders. We do not expect to pay any cash dividends in the foreseeable future. We do not have any cash management policies that dictate the amount of such funds and how such funds are transferred.

Regulatory Permissions

Because some of our operations are located in the PRC and Hong Kong through our subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, these adjustment may result in a material change in our operations and the value of our Class A ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.  We do not believe that our subsidiaries are directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data or implicate cybersecurity.

As of the date of this prospectus, according to our PRC counsel, Skylight Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before future offerings in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

Summary of Risk Factors

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page 15 of this prospectus.

Risks Related to Our Business and Industry

●

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes (see “Risk Factors – Risks Related to Our Business and Industry – Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes” on page 20 of this prospectus);

●

We might require additional capital to support business growth (see “Risk Factors — Risks Related to Our Business and Industry — We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all” on page 20 of this prospectus);

●

Unauthorized disclosure of sensitive or confidential customer information or our failure or the perception by our customers that we failed to comply with privacy laws or properly address privacy concerns could harm our business and standing with our customers (see “Risk Factors — Risks Related to Our Business and Industry — Unauthorized disclosure of sensitive or confidential customer information or our failure or the perception by our customers that we failed to comply with privacy laws or properly address privacy concerns could harm our business and standing with our customers” on page 21 of this prospectus);

●

Significant contributors to the bitcoin network could propose amendments to its protocols and software which, if accepted and authorized, could negatively impact our business and operations (see “Risk Factors — Risks Related to Our Business and Industry — Significant contributors to the bitcoin network could propose amendments to its protocols and software which, if accepted and authorized, could negatively impact our business and operations” on page 15 of this prospectus).

Risks Related to Doing Business in China

●

We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares (see “Risk Factors — Risks Related to Doing Business in China — We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 25 of this prospectus);

●

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors (see “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 26 of this prospectus);

●

The M&A Rules and certain other PRC regulations establish strict procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see “Risk Factors — Risks Related to Doing Business in China — The M&A Rules and certain other PRC regulations establish strict procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 32 of this prospectus);

●

China’s legal system is evolving and has differences with that of the United States that could limit the legal protection available to you (see “Risk Factors — Risks Related to Doing Business in China — The difference in the legal system between PRC and the United States has an adverse impact on companies’ international operations” on page 36 of this prospectus);

●

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law (see “Risk Factors — Risks Related to Doing Business in China — We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law” on page 40 of this prospectus);

●

The recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A ordinary shares (see “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A ordinary shares” on page 42 of this prospectus);

●

The  filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable (see “Risk Factors — Risks Related to Doing Business in China — The  filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 34 of this prospectus);

Risks Related to Our Share Structure and Class A Ordinary Shares

●

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders. Under BVI law, our directors may only exercise the rights and powers granted to them under our articles of association for what they believe in good faith to be in the best interests of our Company and for a proper purpose.

●

The dual-class structure of our  Class A ordinary shares has the effect of concentrating voting control with certain shareholders, including our executive officers, employees and directors and their affiliates, which will limit your ability to influence the outcome of important transactions, including a change in control (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — The dual-class structure of our  Class A ordinary shares has the effect of concentrating voting control with certain shareholders, including our executive officers, employees and directors and their affiliates, which will limit your ability to influence the outcome of important transactions, including a change in control” on page 45 of this prospectus);

●

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if they are dissatisfied with the conduct of our affairs (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if they are dissatisfied with the conduct of our affairs” on page 45 of this prospectus);

●

The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile; you might not be able to sell your shares at or above the price that you paid for them and we may not be able to stop the decline of our stock price” on page 46 of this prospectus);

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares” on page 46 of this prospectus);

●

The exercise of the warrants issued on December 14, 2021 may further dilute the Class A ordinary shares and adversely impact the price of our Class A ordinary shares (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — The exercise of the warrants issued on December 14, 2021 may further dilute the ordinary shares and adversely impact the price of our Class A ordinary shares” on page 48 of this prospectus).

Risks Related to the Offering

●

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans (see “Risk Factors — Risks Related to the Offering — This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans” on page 49 of this prospectus);

●

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus (see “Risk Factors — Risks Related to the Offering — Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus” on page 49 of this prospectus);

●	There is no public market for the warrants (see “Risk Factors — Risks Related to the Offering — There is no public market for the warrants” on page 49 of this prospectus);

●	The warrants in this offering are speculative in nature (see “Risk Factors — Risks Related to the Offering — The warrants in this offering are speculative in nature” on page 49 of this prospectus);

●

Holders of the warrants will not have rights of holders of our Class A ordinary shares until such warrants are exercised (see “Risk Factors — Risks Related to the Offering — Holders of the warrants will not have rights of holders of our Class A ordinary shares until such warrants are exercised” on page 49 of this prospectus);

●

The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price (see “Risk Factors — Risks Related to the Offering — The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price” on page 50 of this prospectus);

●

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively (see “Risk Factors — Risks Related to the Offering — We have broad discretion in the use of the net proceeds from this offering and may not use them effectively” on page 50 of this prospectus);

●

The price of the Class A ordinary shares and other terms of this offering have been determined by us along with our placement agent (see “Risk Factors — Risks Related to the Offering — The price of the Class A ordinary shares and other terms of this offering have been determined by us along with our placement agent” on page 50 of this prospectus);

●

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares (see “Risk Factors — Risks Related to the Offering — If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares” on page 50 of this prospectus);

Legal and Operational Risks of Operating in the PRC

Because some of our operations are located in the PRC and Hong Kong through our subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, the adjustment may result in a material change in our operations and the value of our Class A ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.  We do not believe that our subsidiaries are directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data or implicate cybersecurity. As of the date of this prospectus, according to our PRC counsel, Skylight Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before future offerings in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

For a more detailed discussion, see “- Transfers of Cash to and from Our Subsidiaries”, “- Implications of Holding Foreign Company Accountable Act”, “- PRC Regulatory Permissions” and “Risk Factors — Risks Related to Doing Business in China” beginning on page 25 of this prospectus.

Transfers of Cash to and from Our Subsidiaries

AGM Holdings is a holding company with no operations of its own. We conduct our operations in China, Hong Kong SAR and Canada primarily through our subsidiaries established in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our equity structure is a direct holding structure. Within our direct holding structure, the cross-border transfer of funds within our corporate entities is legal and compliant with the laws and regulations of the PRC. After the foreign investors’ funds enter AGM Holdings, AGM Holdings is permitted under the BVI laws to provide funding to our subsidiaries in Singapore, Hong Kong SAR, the British Virgin Islands and Canada through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiaries in Hong Kong SAR are permitted under Hong Kong laws to provide funding to our subsidiaries in the PRC.

Subject to the BVI Act and our memorandum and articles of association, our Board of Directors may authorize and declare a distribution to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the distribution the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. Withholding tax regarding dividends is exempted in Hong Kong.

AGM HK, AGM Defi Tech and AGM Electronic are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions.  AGM Software is permitted under the BVI laws to provide funding to AGM Holdings through distribution as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they become due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM HK, AGM Defi Tech and AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Certain payments from our PRC subsidiaries to the Hong Kong subsidiaries are subject to PRC taxes, including business taxes and VAT. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGM Holdings to AGM HK, AGM Defi Tech and AGM Electronic, or from AGM HK, AGM Defi Tech and AGM Electronic to AGM Holdings. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A ordinary shares.

During the period from January 1, 2024 to the date of this prospectus and fiscal years ended December 31, 2023, 2022 and 2021, no cash or asset transfers have occurred among the Company and its subsidiaries and we have not declared any dividends to our shareholders. We do not expect to pay any cash dividends in the foreseeable future. We do not have any cash management policies that dictate the amount of such funds and how such funds are transferred.

Implications of Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Each of TPS Thayer LLC, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2021 included elsewhere in this prospectus, and KCCW Accountancy Corp., the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2022 included elsewhere in this prospectus, and GGF CPA LTD, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2023 included elsewhere in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. TPS Thayer LLC is headquartered in Sugar Land, Texas, and is subject to inspection by the PCAOB on a regular basis. KCCW Accountancy Corp. is headquartered in Los Angeles, California, and is subject to inspection by the PCAOB on a regular basis. GGF CPA LTD is headquartered in Guangzhou, China. While GGF CPA LTD is based in the PRC, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the GGF CPA LTD because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. None of TPS Thayer LLC, KCCW Accountancy Corp. or GGF CPA LTD is subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A ordinary shares” on page 42 of this prospectus.

PRC Regulatory Permissions

As of the date of this prospectus, we and our operating subsidiaries have received all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business licenses of our operating subsidiaries. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Approval	Recipient	Issuing body	Validity
Business License	Beijing Keen Sense	Beijing Municipal Administration for Market Regulation	October 20, 2051
Business License	AGM Tianjing	Tianjing Municipal Administration for Market Regulation	October 12, 2065
Business License	Nanjing Lucun	Nanjing Municipal Administration for Market Regulation	Indefinite
Business License	AGM Beijing	Beijing Municipal Administration for Market Regulation	November 12, 2035

The business license is a permit issued by Administration for Market Regulation that allows the company to conduct specific business within the government’s geographical jurisdiction. Each of our PRC subsidiaries has received its business license. As of the date hereof, except for the business licenses mentioned here, AGM Holdings and our PRC subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If we or our subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, we or our subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the CAC published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. On August 30, 2024, the executive meeting of The State Council deliberated and adopted the Administration Regulations on Network Data Security (Draft).

We believe that we will not be subject to the effective Cybersecurity Review Measures, because we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are also not subject to network data security review by the CAC if the Draft Measures for Network Data Security are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Draft Measures for Network Data Security.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023.  According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

At the Press Conference, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Overseas Listing Trial Measures or offer and list securities in an overseas market in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this prospectus, according to our PRC counsel, Skylight Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A ordinary shares. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

See “Risk Factors — Risks Related to Doing Business in China — The  filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 34 of this prospectus.

For more details, see “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 26 of this prospectus.

THE OFFERING

Issuer	AGM Group Holdings Inc.

Securities offered by us

We are offering on a best-efforts basis of up to [●] Class A ordinary shares, together with [●] warrants, each to purchase one Class A ordinary share, at an assumed combined offering price of $[●] per Class A ordinary share and accompanying warrant, which is the last reported sale price of our Class A ordinary shares, as reported on the Nasdaq Capital Market on [●]. Each Class A ordinary share will be sold together with [●] warrants.

Warrants offered by us

Each warrant can purchase one Class A ordinary share, and has an exercise price per share equal to up to [●]% of the combined offering price per Class A ordinary share and the accompanying warrants, and will expire on a date no later than the [●] anniversary of the original issuance date. This offering also relates to the Class A ordinary shares issuable upon exercise of any warrants sold in this offering.

Best-efforts offering	We are offering the securities on a best-efforts basis. We have engaged Maxim Group LLC as our exclusive placement agent to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. No minimum offering amount is required as a condition to closing this offering.

Ordinary Shares outstanding immediately prior to this offering	24,254,842 Class A ordinary shares and 2,100,000 Class B ordinary shares

Ordinary Shares outstanding immediately after this offering

[●] Class A ordinary shares and [●] Class B ordinary shares assuming the sales of all the securities being offered in this offering and no exercise of the warrants or Placement Agent’s Warrants (defined below).

Placement Agent’s Warrants

We have agreed to issue to the placement agent and to register herein warrants to purchase up to [●] Class A ordinary shares (equal to five percent (5%) of the total amount of the securities sold in this offering, the “Placement Agent’s Warrants”). The Placement Agent’s Warrants will be exercised at any time, and from time to time, in whole or in part, commencing from six (6) months after the effective date of the registration statement of which this prospectus forms a part and will expire on the fifth (5th) anniversary after original issuance date. The Placement Agent’s Warrants are exercisable at a per share price of 100% of the offering price of the securities in this offering.

Use of proceeds

We estimate that we will receive net proceeds of approximately US$[●] million from this offering, assuming the sales of all of the securities we are offering and no exercise of the warrants included in the securities, after deducting estimated placement agent’s fees, reimbursement of placement agent’s expenses, and estimated offering expenses payable by us.

We anticipate using the net proceeds of this offering primarily for continued research and development of our core technologies, marketing, potential acquisition and business expansion, talent acquisition and training, and working capital.

See “Use of Proceeds” on page 52 for additional information.

Listing	Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “AGMH.” There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Lock-up

We and each of our executive officers, directors, employees and holders of more than five percent (5%) of our Class A ordinary shares (and all holders of securities exercisable for or convertible into Class A ordinary shares) has agreed have agreed that we will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the placement agent’s prior written consent, during the six (6) months period from the closing of the offering , subject to certain exemptions.

Transfer Agent	VStock Transfer, LLC

Payment and Settlement	We expect that the delivery of the Class A ordinary shares and the related warrants for the initial closing against payment will occur on or about [●], 2024.

Risk factors	See “Risk Factors” beginning on page 15 for a discussion of risks you should carefully consider before investing in our securities.

RISK FACTORS

Risks Related to Our Business and Industry

Significant contributors to the bitcoin network could propose amendments to its protocols and software which, if accepted and authorized, could negatively impact our business and operations.

A small group of individuals contribute to the Bitcoin Core Project on GitHub.com, which is a leading source of quasi-governance that works to ensure that the bitcoin blockchain remains decentralized and governed by consensus. According to its website, “Bitcoin Core is an open source project which maintains and releases Bitcoin client software called ‘Bitcoin Core.’ It is a direct descendant of the original Bitcoin software client released by Satoshi Nakamoto after he published the famous Bitcoin whitepaper.” Bitcoin Core is powered by an open-source development community, but it is maintained by a small group of maintainers and leading contributors.

This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the blockchain by increasing the size of blocks to accommodate a larger volume of transactions.

The open-source structure of the bitcoin network protocol may result in inconsistent and perhaps even ineffective changes to the bitcoin protocol. Failed upgrades or maintenance to the protocol could damage the bitcoin network, which could adversely affect our business and the results of our operations.

The bitcoin network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, bitcoin is not represented by an official organization or authority. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network which we sell mining machine on may adversely affect an investment in us.

If demand for bitcoin declines, or if another cryptocurrency replaces bitcoin as the most prominent cryptocurrency, our business and the results of our operations could suffer materially.

Although bitcoin is presently the most prominent cryptocurrency, it is possible that another cryptocurrency could supplant it as the most prominent cryptocurrency, which could have a materially negative effect of the demand for bitcoin and, therefore, on its conversion spot price. Alternatively, the demand for bitcoin may fall for other reasons unknown to the Company.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. We rely on third party storage solutions and “cold storage” of our digital wallets to safeguard our digital assets from theft, loss, destruction, or other issues relating to hackers and technological attack; however, malicious actors may be able to intercept our digital assets in the process of selling them. Further, we may move our digital assets to various exchanges to exchange them for fiat currency, which will require us to rely on the security protocols of these exchanges to safeguard our digital assets. While these exchanges purport to be secure, and while we believe them to be so, no security system is perfect and malicious actors may be able to intercept our digital assets while we are in the process of selling them via such exchanges. Given the growth in their size and their relatively unregulated nature, we believe these exchanges will become a more appealing target for malicious actors. To the extent we are unable to identify and mitigate or stop new security threats, our machines may be subject to theft, loss, destruction, or other attack, which could adversely affect an investment in us.

We have an evolving business model which is subject to various uncertainties.

As bitcoin assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs bitcoin assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	continued worldwide growth in the adoption and use of cryptocurrencies as a medium to exchange;

●	governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar bitcoin systems;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to cryptocurrencies; and

●	negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within its jurisdiction.

Subject to such restrictions, we also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or derivatives on other bitcoin-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease their usefulness and harm their public perception in the future.

If any person, institution or a pool of them acting in concert obtains control of more than 50% of the processing power active on the Bitcoin network, such person, institution or a pool of them could prevent new transactions from gaining confirmations, halt payments between users, and reverse previously completed transactions, which would erode user confidence in Bitcoin.

If the award of Bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks. Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions and make the Bitcoin network more vulnerable to any person, institution or a pool of them which has obtained over 50% control over the computing power on the Bitcoin network. In such event, such person, institution or a pool of them could prevent new transactions from gaining confirmation, halt payments between users, and reverse previously completed transactions. Such changes or any reduction in confidence in the confirmation process or processing power of the Bitcoin network may erode user confidence in Bitcoin, which would decrease the demand for our mining machines.

The administrators of the Bitcoin network’s source code could propose amendments to the Bitcoin network’s protocols and software that, if accepted and authorized by the Bitcoin network’s community, could adversely affect our business, results of operations and financial condition.

The Bitcoin network is based on a cryptographic, algorithmic protocol that governs the end-user-to-end-user interactions between computers connected to the Bitcoin network. A loosely organized group can propose amendments to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoins, including the irreversibility of transactions and limitations on the mining of new Bitcoins. To the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network would be subject to new protocols and software that may render our products less desirable, which in turn may adversely affect our business, results of operations and financial condition. If less than a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network could “fork.”

The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact our business, results of operations and financial condition.

Bitcoin is based on open-source software and has no official developer or group of developers that formally controls the Bitcoin network. Any individual can download the Bitcoin network software and make any desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades. However, miners and users must consent to those software modifications by downloading the altered software or upgrade implementing the changes; otherwise, the changes do not become part of the Bitcoin network. Since the Bitcoin network’s inception, changes to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin network. In such a case, a fork in the blockchain could develop and two separate Bitcoin networks could result, one running the pre-modification software program and the other running the modified version. An example is the introduction of a cryptocurrency known as “Bitcoin cash” in mid-2017. This kind of split in the Bitcoin network could erode user confidence in the stability of the Bitcoin network, which could negatively affect the demand for our products. Our marketing efforts to help grow our business may not be effective.

If our marketing efforts are not successful in promoting awareness of our clients, or if we are not able to cost-effectively manage our marketing expenses, our results of operations could be adversely affected. If our marketing efforts are successful in increasing awareness of our business, this could also lead to increased public scrutiny of our business and increase the likelihood of third parties bringing legal proceedings against us. Any of the foregoing risks could harm our business, financial condition and results of operations.

Acceptance and/or widespread use of bitcoin is uncertain.

Currently, there is a relatively limited use of any bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for bitcoin transactions, process wire transfers to or from bitcoin exchanges, bitcoin-related companies or service providers, or maintain accounts for persons or entities transacting in bitcoin. Conversely, a significant portion of bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines any bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our Class A ordinary shares.

We are dependent on our major customers for the majority of our revenues. The loss of one or more significant customers could adversely affect our financial condition, prospects and results of operations.

For the fiscal year ended December 31, 2023, five customers accounted for 39%, 15%, 14%, 10% and 10% of the Company’s revenues. For the fiscal year ended December 31, 2022, five customers accounted for 20%, 19%, 14%, 13% and 12% of the Company’s revenues, respectively. If we were to lose any key alliances over a relatively short period of time or if one of our largest customers fails to pay or delays in paying a significant amount of our outstanding receivables, we could experience an adverse impact on our business, financial condition, results of operations, cash flows and prospects. Additionally, changes in ownership of our customers may result in the loss of, or reduction in, business from those customers, which could materially and adversely affect our business, financial condition, results of operations and prospects.

We are dependent on a limited number of suppliers, and delays in deliveries or increases in the cost could harm our business, results of operations and financial condition.

Our ability to meet our customers’ demand for our service depends upon obtaining adequate supplies on a timely basis. We have established relationships with a limited number of suppliers. For the fiscal year ended December 31, 2023, four suppliers accounted for 25%, 21%, 20% and 18% of the Company’s total cost of revenues. For the fiscal year ended December 31, 2022, two suppliers accounted for 75% and 11% of the Company’s total cost of revenues. Should any of our current suppliers be unable to deliver their service or otherwise fail to deliver in a timely manner and at acceptable prices and quality, we would have to identify and quality replacements from alternative sources of supply. However, the process of qualifying new suppliers for complex components is also lengthy and could have a material adverse effect on our business, financial condition and results of operations. Additionally, increase in costs may adversely impact demand for our services or the results of our business operations.

Any failure to offer high-quality product support may adversely affect our relationships with our customers and our financial results.

In deploying and using our solutions, our customers depend on our support services team to resolve complex technical and operational issues. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for product support. We also may be unable to modify the nature, scope and delivery of our product support to compete with changes in product support services provided by our competitors. Increased customer demand for product support, without corresponding revenue, could increase costs and adversely affect our operating results. Our sales are highly dependent on our business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality product support, or a market perception that we do not maintain high-quality product support, could adversely affect our reputation, our ability to sell our solutions to existing and prospective customers, our business, operating results, and financial position.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business could be materially and adversely affected by the outbreak of epidemics including but not limited to the novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). Our financial and operating performance may be adversely affected by epidemics such as the on-going COVID-19, natural disasters and other catastrophes. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. The restrictive measures against the COVID-19 pandemic adversely affected and slowed down the national economic development. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The cryptocurrencies and blockchain technology hardware industry is characterized by rapidly changing technology, evolving industry standards, new service introductions and changing customer demands. Furthermore, our competitors are constantly developing innovations in online marketing, communications, social networking and other services to enhance users’ online experience. We continue to invest significant resources in our infrastructure, research and development and other areas in order to introduce more content and enhance our existing services that will attract more users to our software. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition and results of operations.

If we are unable to maintain existing clients, attract new clients or broaden our market, our business and results of operations will be adversely affected.

We intend to continue to dedicate significant resources to our user acquisition efforts, including establishing new acquisition channels, particularly as we continue to grow and introduce new services. The overall number of users may be affected by several factors, including our brand recognition and reputation, the effectiveness of our risk control, the efficiency of our platform, the macroeconomic environment and other factors. For the technology hardware business, senior sales personnel contact customers directly to promote and introduce product attributes, functions, operation and maintenance. Furthermore, we plan to use search engine marketing, search engine optimization, inherent virus marketing features developed within our products and social network marketing to targeted users. We believe the brand value will develop rapidly as our product inherently bring more educational value to retail clients as comparing to competitors’ product. However, we do we have sufficient human resource to market our services, which will result in an increase in operation cost. If we are unable to broaden our market or attract new users, or if the existing users do not continue to use our software, we might be unable to increase our revenues as we expect, and our business and results of operations may be adversely affected.

If we do not compete effectively, our results of operations could be harmed.

The market of technology hardware is in rapid growth due to rapid growth of actual and predicted demand. The market, thus, has become more competitive. Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new services, offering more attractive investment returns or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the client base, we may have to offer more content and features in the software or charge lower fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our service could stagnate or substantially decline, we could experience reduced revenues or our services could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Unauthorized disclosure of sensitive or confidential customer information or our failure or the perception by our customers that we failed to comply with privacy laws or properly address privacy concerns could harm our business and standing with our customers.

We collect, store, process, and use certain personal information and other user data in our business. A significant risk associated with our business is the secure transmission of confidential information over public networks. The perception of privacy concerns, whether or not valid, may adversely affect our business and results of operations. We must ensure that any processing, collection, use, storage, dissemination, transfer and disposal of data for which we are responsible complies with relevant data protection and privacy laws. The protection of our customer, employee and company data is critical to us. We rely on commercially available systems, software, tools and monitoring to provide secure processing, transmission and storage of confidential customer information. Despite the security measures we have in place, our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. Any security breach, or any perceived failure involving the misappropriation, loss or other unauthorized disclosure of confidential information, as well as any failure or perceived failure to comply with laws, policies, legal obligations or industry standards regarding data privacy and protection, whether by us or our vendors, could damage our reputation, expose us to litigation risk and liability, subject us to negative publicity, disrupt our operations and harm our business. We cannot assure you that our security measures will prevent security breaches or that failure to prevent them will not have a material adverse effect on our business. Further, we do not carry cybersecurity insurance to compensate for any losses that may result from any breach of security. Therefore, our results of operations or financial condition may be materially adversely affected if our existing general liability policies did not cover a security breach.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

There is a growing emphasis on intellectual property rights in China. Due to the different circumstances of the case, there are differences in the application of law. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

From time to time, we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our services and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our services;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced services or that any new or enhanced services, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

A lack of insurance could expose us to significant costs and business disruption.

We have not yet purchased insurance to cover our assets and property of our business, which could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. Furthermore, Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs.

We have identified material weakness in our internal control over financial reporting. If we fail to implement and maintain an effective system of internal control, we may be unable to accurately report our operating results, meet our reporting obligations or prevent fraud.

As required by Form 20-F, our management is required to assess the effectiveness of our internal control over financial reporting and include a report in our annual report on Form 20-F. In preparing our consolidated financial statements for the years ended December 31, 2023 and 2022, our management identified material weakness in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States, and other significant deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified is the lack of personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP. This material weakness remained as of December 31, 2023. As a result of inherent limitations, our internal control over financial reporting may not prevent or detect misstatements, errors or omissions.

In addition, once we cease to be a “non- accelerated filer” as such term is defined under Rule 12b-2 under the Exchange Act, we will be subject to Section 404 of the Sarbanes-Oxley Act of 2002, pursuant to which our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements, errors or omissions in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Risks Related to Doing Business in China

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

We are a BVI holding company and conduct substantially all of our business through our subsidiaries in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. Although neither the holding company nor any of the Company’s Chinese subsidiaries conduct any operations through contractual arrangements with a variable interest entity based in China, we may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict our PRC subsidiaries’ ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of any one of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital supervision, and more compliance requirements may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to their immediate holding companies, AGM HK, AGM Defi Tech and AGM Electronic. As of the date hereof, AGM Beijing, Beijing Keen Sense, Beijing Bixin, AGM Tianjing and Nanjing Lucun currently do not have plans to declare and pay dividends to AGM HK, AGM Defi Tech and AGM Electronic and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. AGM HK, AGM Defi Tech and AGM Electronic intend to apply for the tax resident certificate when AGM Beijing, Beijing Keen Sense, Beijing Bixin, AGM Tianjing and Nanjing Lucun plan to declare and pay dividends to them. When AGM Beijing, Beijing Keen Sense, Beijing Bixin, AGM Tianjing and Nanjing Lucun plan to declare and pay dividends to AGM HK, AGM Defi Tech and AGM Electronic and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The Chinese government has increasingly higher requirements for the compliance of the market economy, and as a result, it can influence the manner in which we must conduct our business activities and effect material changes in our operations or the value of the Class A ordinary shares we are registering in this resale. Under the current government leadership, the government of the PRC has been pursuing reform policies which have affected China-based operating companies whose securities are listed in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including deepening the reform field or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date hereof, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various compliance requirements from regulatory agency in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year.   On August 30, 2024, the executive meeting of The State Council deliberated and adopted the Administration Regulations on Network Data Security (Draft).  If the Administration Regulations on Network Data Security (Draft) are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023.  According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

At the Press Conference, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Overseas Listing Trial Measures or offer and list securities in an overseas market in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of filings or approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering. If any filings, approval, review, or other procedure is in fact required, we are not able to guarantee that we will obtain such filings, approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. Currently, we are not required to seek approval from or make filings to the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. See also “- The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.”

Due to different circumstances, there are differences regarding the interpretation and enforcement of PRC laws, rules and regulations in different cases.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. Due to the rapid development of China’s economy, the PRC legal system continues to rapidly evolve. The huge size and complexity of China’s economy can lead to differences in the interpretation and application of laws. Since China and the United States are very different in terms of political and legal systems, if investors view China issues solely from the perspective of the United States, it may bring pressure and impact on our business. See “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 26 of this prospectus.

Due to the high caseload, administrative and court proceedings in China may require waiting lines, resulting in substantial costs and diversion of resources and management attention. Because of the different circumstances of the cases, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which took effect on November 1, 2021. The Personal Information Protection Law aims at protecting the personal information rights and interests, regulating the processing of personal information, ensuring the orderly and free flow of personal information in accordance with the law, and promoting the reasonable use of personal information. According to the Personal Information Protection Law, personal information includes all kinds of identified or identifiable information related to natural persons recorded by electronic or other means, but excludes de-identified information. The Personal Information Protection Law also specified the rules for handling sensitive personal information, which includes biometrics, religious beliefs, specific identities, medical health, financial accounts, trails and locations, and personal information of teenagers under fourteen years old and other personal information, which, upon leakage or illegal usage, may easily infringe the personal dignity or harm of safety of livelihood and property. Personal information handlers shall bear responsibility for their personal information handling activities, and adopt necessary measures to safeguard the security of the personal information they handle. Otherwise, the personal information handlers will be ordered for rectification or suspension or termination of provision of services, confiscation of illegal income, subject to fines or other penalties.

On July 7, 2022, the CAC issued the Measures on Security Assessment of the Cross-border Transfer of Data, effective from September 1, 2022. The measures provide that four types of cross-border transfers of critical data or personal data generated from or collected in the PRC should be subject to a security assessment, which include: (i) a data processor to transfer important data overseas; (ii) either a critical information infrastructure operator, or a data processor processing personal information of more than 1 million individuals, transfers personal information overseas; (iii) a data processor who has, since January 1 of the previous year, transferred personal information of more than 100,000 individuals overseas cumulatively, or transferred sensitive personal information of more than 10,000 individuals overseas cumulatively; or (iv) other circumstances under which security assessment of data cross-border transfer is required as prescribed by the national cyberspace administration. We have applied for a security assessment by the CAC regarding the cross-border transfer of certain data in our business operations in accordance with the Measures on Security Assessment of the Cross-border Transfer of Data. However, since these measures are relatively new, the interpretation and implementation of these measures in practice are subject to changes, including the assessment result by the CAC.

As advised by our PRC counsel, Skylight Law Firm, we are not among “data processor” as mentioned above. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remains uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen compliance requirements over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

The impact of case differences on law enforcement and the increasing compliance requirements of the Chinese government could result in a material change in our operations, financial performance and/or the value of our Class A ordinary shares or impair our ability to raise money.

The M&A Rules and certain other PRC regulations establish strict procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the anti-monopoly law enforcement agency be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise.

For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the PRC Anti-Monopoly Law as amended in 2022 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB12 billion and at least two of these operators each had a turnover of more than RMB800 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB4  billion, and at least two of these operators each had a turnover of more than RMB800 million within China) must be cleared by the anti-monopoly enforcement authority before they can be completed. In addition, in 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, also known as Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, effective 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the foregoing MOFCOM regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to a security review, it will submit it to the Inter-Ministerial Panel, an authority established under Circular 6 led by the National Development and Reform Commission, and MOFCOM under the leadership of the State Council, to carry out security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merging or acquisition of a company engaged in the internet content business requires security review, and there is no requirement that acquisitions completed prior to the promulgation of the Security Review Circular are subject to MOFCOM review.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. We believe that it is unlikely that our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited.

You may have difficulty enforcing judgments obtained against us.

We are a BVI business company incorporated under the laws of the British Virgin Islands, and substantially all of our assets are located outside of the United States. Virtually all of our assets and a substantial portion of our current business operations are conducted in the PRC. In addition, almost all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to bring an action against these individuals within the United States. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States.

In addition, there is uncertainty as to whether the courts of the British Virgin Islands or the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such British Virgin Islands or PRC courts would entertain original actions brought in the courts of the British Virgin Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under BVI law are governed by the BVI Companies Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, BVI companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Our shareholders are entitled, by giving written notice to the Company, to inspect the Company’s memorandum and articles of association, register of shareholders, register of directors and minutes of meetings and resolutions of shareholders. However, pursuant to BVI law, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect the register of shareholders, register of directors, minutes of meetings, resolution of shareholders, or any part of such document, refuse to permit the shareholder to inspect that document or limit the inspection of that document, including limiting the making of copies or the taking of extracts from the records. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the BVI differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on BVI practice with respect to any corporate governance matter. However, if we choose to follow BVI practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Shares and Certain British Virgin Islands Considerations — Difference in Corporate Law.”

The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

We believe that the CSRC’s approval is not required for the trading of our Class A ordinary shares on Nasdaq in the context of future offerings, given that: (i) each of our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under our past offerings are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for future offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for future offerings. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from future offerings into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt future offerings before the settlement and delivery of the Class A ordinary shares that we may offer in the future.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the CAC published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. On August 30, 2024, the executive meeting of The State Council deliberated and adopted the Administration Regulations on Network Data Security (Draft).

We believe that we will not be subject to the effective Cybersecurity Review Measures, because we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are also not subject to network data security review by the CAC if the Draft Measures for Network Data Security are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Draft Measures for Network Data Security.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

At the Press Conference, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Overseas Listing Trial Measures or offer and list securities in an overseas market in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this prospectus, we and our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our PRC subsidiaries. In addition, as of the date of this prospectus, according to our PRC counsel, Skylight Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A ordinary shares. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

The PRC laws and regulations governing the Company’s business operations are constantly evolving. Any changes in such PRC laws and regulations as well as in the PRC economic, political, and social conditions may have a material effect on the PRC economy, and in turn the Company’s business.

The PRC laws and regulations governing the Company’s business are constantly evolving regarding the interpretation and application of the PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy, and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under the PRC laws, and as a result, the Company is required to comply with the PRC laws and regulations.

The difference in the legal system between PRC and the United States has an adverse impact on companies’ international operations.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules may not be uniform and enforcement of these laws, regulations and rules involves uncertainties. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. In particular, PRC laws and regulations concerning the businesses that we are involved in are developing and evolving. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations and avoid conducting any non-compliant activities under the applicable laws and regulations, the PRC governmental authorities may promulgate new laws and regulations regulating the industry in the future. We cannot assure you that our practice would not be deemed to violate any new PRC laws or regulations relating to the industry. Moreover, developments in the industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict online reading marketplaces like us, which could materially and adversely affect our business and operations.

The political and economic policies of the Chinese government, while favorable to China’s economic growth, could have a material adverse effect on China’s overall economic growth in the event of political friction and economic sanctions between the U.S. government and China, which could reduce the demand for our services and materially and adversely affect our competitive position

Substantially all of our business operations and R&D are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant impact over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, adjust the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. We voluntarily ceased our forex trading brokerage business and suspended all activities on AGMTrade, a trading network platform, to ensure compliance with PRC laws, regulations and policies. While we do not foresee our business will be further restricted or affected by the PRC laws and regulations, we may need to further revise our business model to remain compliant. If any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

A severe or prolonged downturn in the global economy and slower growth in China could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the global economy and slower growth in China may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in worldwide, including the general interest rate environment and unemployment rates, may affect our customer’s purchase of technology hardware. Economic conditions in China are sensitive to global economic conditions. There is considerable uncertainty over the long-term effects of the monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. If present global economic uncertainties persist, many of our customers may reduce the service they require from us. Adverse economic conditions could also reduce the number of customers seeking our service, as well as their ability to make payments. Should any of these situations occur, our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

General economic, political and social conditions affect the United States, Europe and other global markets and our business. In particular, U.S., European and other global markets, as well as our access to financing, may be affected by factors, including economic growth or its sustainability, persistent inflation, supply chain disruptions, employment levels, work stoppages, labor shortages and labor disputes, labor costs, wage stagnation, energy prices, oil, gas and fuel prices, fluctuations or other significant changes in both debt and equity capital markets and currencies, liquidity of the global financial markets, the growth of global trade and commerce, trade policies, the availability and cost of capital and credit (including as a result of increased interest rates) and investor sentiment and confidence. Additionally, global markets may be adversely affected by the current or anticipated impact of cyber incidents or campaigns, military conflict, including the Russia-Ukraine conflict as well as the Hamas-Israel conflict and rising tensions between Chinese mainland and Taiwan and the relationship between China and the United States, or other geopolitical uncertainty and instability. The ongoing spread of variants of infectious diseases, such as the COVID-19 virus, may interrupt, or delay, our clinical trial activities, regulatory reviews, manufacturing activities and supply chain. The COVID-19 outbreak delayed enrollment in our clinical trials due to prioritization of hospital resources towards the outbreak or other factors, and some patients may be unwilling to enroll in our trials or be unable to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services, which would delay our ability to conduct clinical trials or release clinical trial results and could delay our ability to obtain regulatory approvals and commercialize our product candidates. Any sudden or prolonged market downturn in the United States or elsewhere could adversely affect our business, results of operations and financial condition, including capital and liquidity levels.

In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Labor laws in the PRC may adversely affect our business and results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, which became effective on January 1, 2008, which was further amended on December 28, 2012 (effective July 1, 2013). The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations. The Labor Contract Law also mandates that employers provide social welfare packages to all employees, increasing our labor costs. To the extent competitors from outside China are not affected by such requirements, we could be at a comparative disadvantage.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”) and implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, approximately 82% of our revenue is non-China source income, so could be adversely affected. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

The State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing. Moreover, failure to comply with the various SAFE registration requirement could result in liability under PRC law for evasion of foreign exchange controls. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment (the “2015 Notice”) released on February 13, 2015 by SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

We have not filed SAFE Circular 37 reports on behalf of our shareholders who are PRC residents before. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, it is unclear how SAFE Circular 37 and the 2015 Notice, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in the process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law.

However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Since our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Our operations and assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, we may receive requests from certain U.S. agencies to investigate or inspect our operations, or to otherwise provide information. While we will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited.

Dividends payable to our foreign investors and gains on the sale of our Class A ordinary shares by our foreign investors may become subject to PRC tax law.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, if we are deemed a PRC resident enterprise, any gain realized on the transfer of our Class A ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Class A ordinary shares, and any gain realized from the transfer of our Class A ordinary shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See “Business — Regulation — Regulations on Tax.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our Class A ordinary shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether if we or any of our subsidiaries established outside China are considered a PRC resident enterprise, holders of our Class A ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our Class A ordinary shares by such investors are subject to PRC tax, the value of your investment in our securities may decline significantly.

Strict procedure on currency exchange may limit PRC investors’ ability to make investment.

To ensure foreign exchange market and exchange rate stability, the PBOC and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital optimization measures over recent months, including stricter vetting procedures for Chinese citizens to transfer foreign currency overseas and for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, on January 26, 2017, SAFE issued the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. The PRC government may continue to strengthen its focus on capital market stability, and more regulations and substantial vetting process may be put in place by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC investors to make capital contribution or make other kinds of payments to us could materially and adversely limit our ability to grow.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A ordinary shares.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Each of TPS Thayer LLC, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2021 included elsewhere in this prospectus, KCCW Accountancy Corp., the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2022 included elsewhere in this prospectus, and GGF CPA LTD, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2023 included elsewhere in this prospectus, as an auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. TPS Thayer LLC is headquartered in Sugar Land, Texas, and is subject to inspection by the PCAOB on a regular basis. KCCW Accountancy Corp. is headquartered in Los Angeles, California, and is subject to inspection by the PCAOB on a regular basis. GGF CPA LTD is headquartered in Guangzhou, China. While GGF CPA LTD is based in the PRC, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the GGF CPA LTD because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. None of TPS Thayer LLC, KCCW Accountancy Corp. or GGF CPA LTD is subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Class A ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Differences in the interpretation and enforcement of Chinese laws and regulations and those in the United States may impact limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Differences in the interpretation and enforcement of Chinese laws and regulations and those in the United States may impact the legal protections available to us. Due to the rapid development of China’s economy, the PRC legal system continues to rapidly evolve, the huge size and complexity of China’s economy can lead to differences in the interpretation and application of laws.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our Class A ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to optimize cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulatory principles raised by the CBRC, and avoiding conducting any activities that may be deemed as illegal fund-raising, forming capital pool or providing guarantee to investors under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the direct lending service industry in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Moreover, we cannot rule out the possibility that the PRC government will institute a license requirement covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since the different circumstances of the cases, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Since China and the United States are very different in terms of political and legal systems, if investors view China issues solely from the perspective of the United States, it may bring pressure and impact on our business.

The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.

Risks Related to Our Share Structure and Class A Ordinary Shares

The dual-class structure of our Class A ordinary shares has the effect of concentrating voting control with certain shareholders, including our executive officers, employees and directors and their affiliates, which will limit your ability to influence the outcome of important transactions, including a change in control.

Under our memorandum and articles of association, we are authorized to issue 200,000,000 Class A ordinary shares of $0.001 par value per share and 200,000,000 Class B ordinary shares of $0.001 par value per share. As of the date of this prospectus, there are 24,254,842 Class A ordinary shares and 2,100,000 Class B ordinary shares issued and outstanding. Each of our Class B ordinary shares has five (5) votes per share, and each of our Class A ordinary shares has one (1) vote per share. Because of the five-to-one voting ratio between our Class B ordinary shares and Class A ordinary shares, the holders of our Class B ordinary shares collectively control a majority of the combined voting power of our ordinary shares and therefore are able to control all matters submitted to our shareholders for approval even when the Class B ordinary shares represent a minority of all outstanding shares of our Class A ordinary shares and Class B ordinary shares. These holders of our Class B ordinary shares may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The directors and executive officers beneficially own a majority of the outstanding Class A ordinary shares and all of the outstanding Class B ordinary shares as of the date hereof. As of the date hereof, our directors and executive officers directly and indirectly hold an aggregate of approximately 12.52% of the combined voting power of Class A and Class B ordinary shares. Our directors and executive officers have voting and dispositive power of all the outstanding Class B ordinary shares. Mr. Wenjie Tang, our former CEO, holds approximately 38.12% of the combined voting power of Class A and Class B ordinary shares. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sales of our company and might ultimately affect the market price of our Class A Ordinary Shares.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if they are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the company’s memorandum and articles of association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company’s memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile; you might not be able to sell your shares at or above the price that you paid for them and we may not be able to stop the decline of our stock price.

The trading price of our Class A ordinary shares has been, and is likely to continue to be, volatile, and may be influenced by numerous factors, some of which are beyond our control; you might not be able to sell your shares at or above the price that you paid for them. Factors that could cause volatility in the market price of our Class A ordinary shares include, but are not limited to:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares.

In addition to the risks addressed above in “The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile; you might not be able to sell your shares at or above the price that you paid for them and we may not be able to stop the decline of our stock price,” our Class A ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Class A ordinary shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Class A ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A ordinary shares. As a result of this volatility, investors may experience losses on their investment in our securities. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Class A ordinary shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A ordinary shares and understand the value thereof.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Additionally, as a company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have followed and intend to follow British Virgin Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq Capital Market that listed companies must obtain its shareholders’ approval of certain transactions other than public offerings (Nasdaq rule 5635(d)). As a result of our reliance on the “foreign private issuer” exemptions, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our securities if the market price of our securities increases.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our Audit Committee and Compensation Committee, and qualified executive officers.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we are required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

The exercise of the Warrants issued on December 14, 2021 may further dilute the Class A ordinary shares and adversely impact the price of our Class A ordinary shares.

As of the date of this prospectus, we had 24,254,842 Class A ordinary shares outstanding. Up to an additional 1,652,175 Class A ordinary shares (approximately 6.81% of our issued and outstanding Class A ordinary shares) may be issued pursuant to the exercise of the warrants issued on December 14, 2021. Such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. Additionally, we cannot assure you that the holders of such warrants will be able to sell the Class A ordinary shares at a price per shares that is equal to or greater than the exercise price paid by such holders.

Securities analysts may not cover our Class A ordinary shares and this may have a negative impact on the market price of our Class A ordinary shares.

The trading market for our Class A ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A ordinary shares, changes their opinion of our Class A ordinary shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A ordinary shares to decline.

Risks Related to the Offering

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund our business plan. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount in connection with this offering. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Upon closing of this offering, investor funds will not be returned under any circumstances whether during or after this offering.

There is no public market for the warrants.

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Stock Market LLC. Without an active market, the liquidity of the warrants will be limited.

The warrants in this offering are speculative in nature.

The warrants in this offering do not confer any rights of Class A ordinary shares ownership on their holders, but rather merely represent the right to acquire Class A ordinary shares at a fixed price. In addition, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange.

Holders of the warrants will not have rights of holders of our Class A ordinary shares until such warrants are exercised.

Until holders of warrants acquire Class A ordinary shares upon exercise of the warrants, holders of warrants will have no rights with respect to the Class A ordinary shares underlying such warrants.

The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price.

We, our directors and executive officers, and holders of five percent (5%) or more of our outstanding Class A ordinary shares (and all holders of securities exercisable for or convertible into Class A ordinary shares) have agreed with the placement agent, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Class A ordinary shares for a period ending six (6) months from the closing of this offering. See “Plan of Distribution”. Class A ordinary shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act . If our shareholders sell substantial amounts of our Class A ordinary shares in the public market, the market price of our Class A ordinary shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their Class A ordinary shares and investors to short our Class A ordinary shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In addition, sales of substantial amounts of our Class A ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The price of the Class A ordinary shares and other terms of this offering have been determined by us along with our placement agent.

If you purchase our Class A ordinary shares in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our placement agent. The offering price for our Class A ordinary shares may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Class A ordinary shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Class A ordinary shares.

In addition, we will issue warrants to purchase up to [●] Class A ordinary shares and Placement Agent’s Warrants to purchase up to [●] Class A ordinary shares (collectively accounting for approximately [●]% of our issued and outstanding Class A ordinary shares). Such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. Additionally, we cannot assure you that the holders of such warrants will be able to sell the Class A ordinary shares at a price per shares that is equal to or greater than the exercise price paid by such holders.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our securities in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing Class A ordinary shares in this offering will incur immediate dilution of $[●] per share. For more information on the dilution, you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Mourant Ozannes (BVI), our counsel as to BVI law, have advised us that there is uncertainty as to whether the courts of the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Mourant Ozannes (BVI) as BVI legal counsel that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI , to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, in so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI , such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn't any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

We have appointed Cogency Global Inc. Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

For a detailed description of risks related to enforceability of civil liabilities, please refer to “Risk Factors — Risks Related to Doing Business in China — You may have difficulty enforcing judgments obtained against us” on page 33.

USE OF PROCEEDS

Based upon an assumed offering price of US$[●] per Class A ordinary share and accompanying warrants (the last reported sale price of our Class A ordinary shares, as reported on the Nasdaq Capital Market on [●]), we estimate that we will receive net proceeds from this offering of approximately US$[●], assuming the sales of all of the securities we are offering and no exercise of the warrants included in the securities, after deducting the placement agent’s fees, reimbursement of placement agent’s expenses, and the estimated offering expenses payable by us. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $[●] million, $[●] million, and $[●] million, respectively, after deducting the estimated placement agent’s fees and estimated offering expenses payable by us, and assuming no exercise of the warrants. The percentages set forth in the table below will remain applicable regardless of the amount of the final net proceeds in this offering.

We plan to use the net proceeds we receive from this offering for the following purposes:

Description of Use		Estimated Amount of Net Proceeds	Percentage
[●]		[●]	[●]	%
[●]		[●]	[●]	%
[●]	$	[●]	[●]	%
[●]	$	[●]	[●]	%
[●]	$	[●]	[●]	%
Total	$	[●]	[●]	%

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors — Risks Related to Doing Business in China — We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete” beginning on page 25 for further information.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under British Virgin Islands law and our memorandum and articles of association, the Board of Directors may only authorize the payment of a distribution if the directors are satisfied on reasonable grounds that, immediately after such distribution is paid, the value of the company’s assets will exceed its liabilities and the company will be able to pay its debts as they fall due (the “Solvency Test”). The resolution of directors authorizing the payment of a distribution must contain a statement that, in the directors’ opinion, the company will satisfy these two tests immediately after the payment of distribution.

In addition to the above, all dividends are subject to certain restrictions under BVI law and the Company's memorandum and articles of association, namely that:

●	if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized;

●	the directors must notify each shareholder of any dividend authorized by them;

●	no interest accrues on any dividend; and

if a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

Subject to the Company’s articles of association, each Class A Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the BVI Companies Act and the articles and (ii) an equal share in the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s articles of association, each Class B Ordinary Share does not confer on the holder (i) the right to right to any dividend paid by the Company or (ii) to any distribution of the surplus assets of the Company on its liquidation.

If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries. AGM Software is permitted under the BVI laws to provide funding to AGM Holdings through dividend distribution as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they become due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.  AGM HK, AGM Defi Tech and AGM Electronic are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions. Withholding tax regarding dividends is exempted in Hong Kong.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM HK, AGM Defi Tech and AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our subsidiaries in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations in China may be used to pay dividends to our company.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma as adjusted basis to reflect the issuance and sale of up to [●] Class A ordinary shares and accompanying warrants offered in this offering, at an assumed offering price of US$[●] per Class A ordinary share and accompanying warrants, which is the last reported sale price of our Class A ordinary shares on Nasdaq on [●], after deducting placement agent’s fees and estimated offering expenses payable by us, and assuming the sales of all of the securities we are offering, no exercise of the related warrants and no other change to the number of securities sold by us as set forth on the front cover of this prospectus, assuming no exercise of the warrants or the Placement Agent’s Warrants sold in this offering.

You should read this capitalization table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus and the “Operating and Financial Review and Prospectus” and the consolidated financial statements and the related notes incorporated by reference in this prospectus from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on June 18, 2024 and our Report on Form 6-K for the six months ended June 30, 2024 filed with the SEC on [●].

	As of June 30, 2024			Pro Forma as Further
	Actual (Audited)			Adjusted(2)
Shareholder’s Equity:
Class A ordinary shares (US$[●] par value, [●] shares authorized, [●] shares issued and outstanding; [●] shares issued and outstanding pro forma; [●] shares issued and outstanding pro forma as further adjusted)		[●]		[●]
Additional paid-in capital		[●]		[●]
Statutory reserves		[●]		[●]
Accumulated deficit		([●]	)	([●]	)
Accumulated other comprehensive loss		([●]	)	([●]	)
Total AGM Holdings Limited shareholders’ equity		[●]		[●]
Non-controlling interests		([●]	)	([●]	)
Total shareholders’ equity		[●]		[●]
Total capitalization	$	[●]		[●]

(1)	Reflects the sale of [●] Class A ordinary shares and accompanying warrants in this offering, at the offering price of $[●] per Class A ordinary share and accompanying warrants, and after deducting the estimated placement agent’s fee of $[●], the reimbursement of placement agent’s expenses of up to $[●] and estimated offering expenses of $[●] payable by us. Additional paid-in capital reflects the net proceeds we received from this offering, after deducting the placement agent’s fees, and estimated offering expenses payable by us.

DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per Class A ordinary share and accompanying warrants included in the securities and the net tangible book value per ordinary share after this offering. Dilution results because the offering price per Class A ordinary share and accompanying warrants included in the securities is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding Class A ordinary shares.

Net tangible book value represents the amount of our total consolidated tangible assets, which represent the amount of our total consolidated assets, excluding intangible assets, less total consolidated liabilities. Our historical net tangible book value as of June 30, 2024 was US$[●], or US$[●] per ordinary share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per ordinary share is our historical net tangible book value divided by the number of outstanding ordinary share as of [●].

Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the assumed offering price of US$[●] per Class A ordinary share and accompanying warrants which is the last reported sale price of our Class A ordinary share on Nasdaq on [●], and after deducting placement agent’s fees and estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after June 30, 2024 other than to give effect to the sale of the Class A ordinary shares and accompanying warrants offered in this offering, at an assumed offering price of US$[●], which is the last reported sale price of our Class A ordinary share on Nasdaq on [●], after deducting the placement agent’s fees and estimated offering expenses payable by us and assuming the sales of all of the securities we are offering and no exercise of the related warrants, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been US$[●] million, or US$[●] per ordinary share. This represents an immediate increase in net tangible book value of US$[●] per ordinary share to the existing shareholders and an immediate dilution in net tangible book value of US$[●] per ordinary share to investors purchasing securities in this offering. The following table illustrates such dilution: The following table illustrates this dilution:

Assumed offering price per Class A ordinary share and accompanying warrants	US$[●]
Net tangible book value per share as of June 30, 2024	US$[●]
Pro forma net tangible book value as of June 30, 2024	US$[●]
Pro forma as adjusted net tangible book value per share after this offering	US$[●]
Dilution per share to new investors in this offering	US$[●]

The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing. The tables and discussion above are based on a total of 24,254,842 Class A ordinary share and 2,100,000 Class B ordinary shares issued and outstanding as of the date of this prospectus.

The discussion and tables above assume no exercise of any warrants to be issued in this offering. To the extent that we issue additional ordinary share in the future, there will be further dilution to new investors participating in this offering.

BUSINESS

We are a technology company. Our products and services include technology hardware research and development, and assembling and sales of technology hardware. Our mission is to become one of the key participants and contributors in the global technology hardware supply chain and fintech blockchain ecosystem.

In the third quarter of 2021, we formed the company’s new growth strategy and the decision to enter into the ASIC chip research and development to be conducted through AGM HK. In August 2021, we announced the launch of our first ASIC crypto Miner - KOI MINER C16 (“C16”). C16 is equipped with the C3012 chip made by Semiconductor Manufacturing International Corp.’s N+1 process. C16 has a hash rate up to 113 TH/s and a power efficiency ratio of 30 J/T, supporting the mining of Bitcoin, Bitcoin Cash (BCH) and other cryptocurrencies.

The competition of cryptocurrencies mining equipment has grown intense in recent years. Our main competitors are Bitmain, a multinational semiconductor company, Canaan, a supercomputing solutions provider, and MicroBT, a technology company based on block chain and artificial intelligence, all of which are located in China and have both ASIC research and development capacities and deep supply chain connections in China.

C16’s parameters have surpassed our competitors’ models, including: Antminer S19 pro of Bitmain, which has a power consumption of 3250W and hash rate of 104TH/S, and AvalonMiner1246 of Canaan, which has an A1246 hash rate of 90TH/S, power consumption of 3420W and power efficiency of 38J/T, and Whatminer M30S ++ of MicroBT, which has a hash rate of 112TH/S, power consumption of 3472 W and power efficiency of 31 J/T. Since the launch of C16, we have received orders from buyers in the United States, Canada and Europe.

Corporate Structure and History

Our equity structure is a direct holding structure. Below is a chart illustrating our corporate structure:

AGM Holdings was incorporated on April 27, 2015 under the laws of the British Virgin Islands.

AGM HK was incorporated on May 21, 2015 under the laws of Hong Kong. It is an operating subsidiary focused on serving customers in Asia.

AGM Tianjin was incorporated on October 13, 2015 in Tianjin under the laws of the People’s Republic of China. AGM Tianjing a subsidiary of AGM HK. AGM Tianjin did not conduct any operations or own any material assets or liabilities except for cash, insignificant expense and 100% of the equity interests in AGM Beijing.

AGM Beijing was incorporated on November 13, 2015 in Beijing under the laws of the People’s Republic of China. AGM Beijing is a subsidiary of AGM Tianjin and its principal activities include software design, technology transfer, technology consulting, technology promotion and data processing It is an operating subsidiary focused on serving clients in Asia.

AGM Software was incorporated on June 14, 2017 under the laws of BVI. AGM Software is a subsidiary of AGM Holdings and its principal activity will be assisting AGM HK in providing our core technology services to customers in Hong Kong.

On July 26, 2019, AGM Holdings acquired 100% of the equity interest in Anyi Network, Inc. (“Anyi Network”) and its subsidiaries, which was subsequently disposed of in December 2020.

On April 16, 2019, AGMTrade UK LTD (“AGM UK”), a subsidiary incorporated on July 18, 2017, was dissolved under the laws of England and Wales. On November 20, 2019, AGM Trade Global PTY LTD (“AGM Australia”), a subsidiary incorporated on July 25, 2017, was dissolved under the laws of Australia. On October 8, 2019, AGM Holdings transferred its 100% ownership of AGMClub Service Limited (“AGMClub”), a Hong Kong company incorporated on August 14, 2017. On August 15, 2019, AGM Global Asset Management Limited (“AGM Global”), a subsidiary acquired on May 24, 2018, was dissolved under the laws of Cayman Islands. AGM UK, AGM Australia, AGMClub and AGM Global were for business development purposes. They are holding companies and have not engaged any substantial businesses. As the business strategies developed, AGM Holdings wound up AGM UK, AGM Australia, AGMClub and AGM Global.

On May 19, 2020, Nanjing XinGaoMeng Software Technology Co., Ltd. (“AGM Nanjing”), an indirectly subsidiary incorporated on September 28, 2016, was dissolved under the laws of PRC. AGM Nanjing was a holding company and did not have any substantial assets or liabilities

On October 19, 2020, AGM Tianjin International Financial Leasing Co. Ltd. (“AGM Leasing”) was incorporated in the People’s Republic of China under the laws of the People’s Republic of China. AGM Leasing is a subsidiary of AGM HK and a wholly foreign-owned entity under the PRC laws. AGM Leasing was incorporated for the purpose of conducting financial leasing services for the Company. AGM Leasing did not conduct any operations or own any material assets or liabilities and was dissolved in July 2021.

On June 17, 2021, Nanjing Lucun was incorporated in the People’s Republic of China under the laws of the People’s Republic of China. Nanjing Lucun is a subsidiary of AGM HK. Nanjing Lucun was incorporated for the purpose of producing high-performance hardware and computing equipment. On November 24, 2022, Nanjing Lucun established a branch in Beijing.

On August 9, 2021, AGM Defi Tech was incorporated under the laws of Hong Kong. AGM Defi Tech is a subsidiary of AGM Holdings and its principal activity is to provide software development and consulting services in Asia.

On July 30, 2021, AGM Defi Lab was incorporated under the laws of Singapore. AGM Defi Lab is a subsidiary of AGM Holdings and its principal activity is to provide software development and consulting services in Asia.

On October 21, 2021, Beijing Keen Sense was incorporated under the laws of the People’s Republic of China. Beijing Keen Sense is a subsidiary of AGM Defi Tech and a wholly foreign-owned entity under the PRC laws. Beijing Keen Sense was incorporated for the purpose of hiring personnel and talents in fintech and blockchain areas and provide related development and research services in Asia.

On January 26, 2024, AGM Electronic, a direct subsidiary of AGM Holdings, was incorporated under the laws of Hong Kong. AGM Electronic was formed to conduct technology hardware research and development, manufacture, and sales in Asia.

On April 17, 2024, AGM Canada, a direct subsidiary of AGM Holdings, was incorporated under the laws of British Columbia, Canada. AGM Canada was formed to conduct technology hardware research and development, manufacture, and sales in North America.

On April 26, 2024, Beijing Bixin, a direct subsidiary of AGM Electronic, was incorporated under the laws of the People’s Republic of China. Beijing Bixin was formed to serve customers in Asia.

Recent Development

On August 23, 2024, Chong Chao Ma, aged 44, was appointed Chief Executive Officer of AGM Canada, effective immediately.

Sales Channels and Long-Term Opportunities

For the technology hardware business, senior sales personnel contact customers directly to promote and introduce product attributes, functions, operation and maintenance. Furthermore, we plan to use search engine marketing, search engine optimization, inherent virus marketing features developed within our products and social network marketing to targeted users. We believe the brand value will develop rapidly as our product inherently bring more educational value to retail clients as comparing to competitors’ product.

Customers and Suppliers

Customers

For the fiscal year ended December 31, 2023, five customers accounted for 39%, 15%, 14%, 10% and 10% of the Company’s total revenue. For the fiscal years ended December 31, 2022, five customers accounted for 20%, 19%, 14%, 13% and 12% of the Company’s revenues, respectively. For the fiscal years ended December 31, 2021, two customers accounted for 70% and 30% of the Company’s revenues, respectively.

Suppliers

For the fiscal year ended December 31, 2023, four suppliers accounted for 25%, 21%, 20% and 18% of the Company’s total cost of revenues. For the fiscal years ended December 31, 2022, two suppliers accounted for 75% and 11% of the Company’s total cost of revenues. For the fiscal years ended December 31, 2021, two suppliers accounted for 72% and 12% of the Company’s cost of revenues, respectively.

Legal Proceedings

As of the date hereof, there is no legal proceeding pending or threatened against to which we are a party of. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

Compliance with Nasdaq Listing Rule 5250(c)(1)

On May 20, 2024, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company had not yet filed its Annual Report on Form 20-F for the fiscal year ended December 31, 2023, the Company did not comply with Nasdaq Listing Rule 5250(c)(1) for continued listing.

The Company filed the Annual Report on Form 20-F for the fiscal year ended December 31, 2023 on June 18, 2024.

On June 20, 2024, the Company received a letter from Nasdaq notifying the Company that, based on the June 18, 2024 filing of the Form 20-F, Nasdaq has determined that the Company complies with the Rule. Accordingly, the matter has been closed.

Compliance with Nasdaq Listing Rule 5450(a)(1)

On July 15, 2024, the Company received written notice from the Nasdaq that the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. The Company was provided a period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement.

Since then, Nasdaq has determined that for 10 consecutive business days, from August 16, 2024 through August 30, 2024, the closing bid price of the Company’s Class A ordinary shares has been at $1.00 per share or greater. On September 3, 2024, the Staff notified the Company that it has regained compliance with the Rule and the matter is now closed.

Employees

As of December 31, 2023, we had a total of 28 full-time employees. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. As required by regulations in China, we participate in various employee social security plans that are organized by local governments.

Intellectual Property

We regard our intellectual property rights as critical to our operations. We rely on a combination of patents, copyrights, trademarks and trade secret laws to protect our intellectual property. As of December 31, 2023 and the date of this prospectus, we owned three domain names. We also had two registered trademarks in China as of December 31, 2022 but we have retired and cancelled the registration in July 2023.

Property, Plant and Equipment

Except as described below, we do not own any real property and do not lease any other properties.

Address	Monthly Rent	Lease Beginning on	Lease Expiring on	Space (square meters)	Purpose
Unit A (Room 1101), 11th Floor, Building A, Smart Valley Core R&D Center, No. 69 Shuangfeng Road, Pukou Economic Development Zone, Nanjing, Jiangsu Province, China	*	2021/6/15	2026/6/14	390.96	Office
No. 28, Lanhua Road, Pukou Development Zone, Nanjing, Jiangsu Province, China	RMB27,480 (approximately US$3,900)	2021/11/1	2024/12/31	916.00	Office
Room 1007, Building 5, No. 88 Jianguo Road, Chaoyang District, Beijing, China	RMB9,000 (approximately US$1,277)	2024/5/13	2025/5/14	88.32	Office and employees’ dormitory
Talent Apartment Phase II, Zifeng Research and Innovation Center, No. 121 Baihe Road, Pukou District, Nanjing, Jiangsu Province, China	RMB800 (approximately US$114)	2024/4/1	2025/3/31	30.00	Employees’ dormitory

*	The rent has been waived under a policy to attract business.

Cybersecurity

Our Board of Directors is responsible for reviewing the Company’s cybersecurity risk management and control systems in relation to the financial reporting by the Company, including the Company’s cybersecurity strategy. We maintain a process for assessing, identifying and managing material risks from cybersecurity threats, including risks relating to disruption of business operations or financial reporting systems, intellectual property theft; fraud; extortion; harm to employees or customers; violation of privacy laws and other litigation and legal risk; and reputational risk, as part of our overall risk management system and processes. Our Chief Executive Officer asses and manage our cybersecurity risks and presents to our Board of Directors, on a yearly basis, the work carried out on the identification, categorization, and mitigation procedures put in place in relation to the most relevant risks of the company, including cybersecurity risks. In this sense, risks related to cybersecurity have been categorized as “high relevance” for the Company.

Our IT department is responsible for targeted and regular monitoring of cybersecurity risks. They independently and continuously monitor cybersecurity risks and countermeasures to defend against such threats and, in the event of a cybersecurity threat or cybersecurity incident, inform executive management and our Board of Directors. In addition to the regular meetings between executive management and the individual risk owners mainly consisting out of the various departments’ heads, a comprehensive cybersecurity risk analysis for internal and external risks is carried out as appropriate.

According to the priority of the cybersecurity risks as result of the risk evaluation, risks are addressed by concrete actions and, if appropriate and possible, necessary countermeasures. In order to be able to react quickly and flexibly to cybersecurity risks, risk management is integrated into existing processes and reporting channels. Our risk management program considers cybersecurity risks alongside other company risks, and our enterprise risk professionals consult with company subject matter experts to gather information necessary to identify cybersecurity risks and evaluate their nature and severity, as well as identify mitigations and assess the impact of those mitigations on residual risk. We may engage third parties from time to time to conduct risk assessments.

Regulations

Regulation of Internet Information Services

Internet information services are regulated by the Administrative Measures on Internet Information Services, or the ICP Measures, promulgated on September 25, 2000 by the State Council and amended on January 8, 2011. “Internet information services” are defined as services that provide information to online users through the internet. Internet information services providers, also called Internet content providers, or ICPs, that provide commercial services are required to obtain an operating license from the MIIT or its provincial counterpart.

To the extent the internet information services provided relate to certain matters, including news, publication, education or medical and health care (including pharmaceutical products and medical equipment), approvals must also be obtained from the relevant industry regulators in accordance with the laws, rules and regulations governing those industries.

Regulation of Internet Content

The PRC government has promulgated measures relating to Internet content through various ministries and agencies, including the MIIT, the News Office of the State Council, the Ministry of Culture and the General Administration of Press and Publication. In addition to various approval and license requirements, these measures specifically prohibit internet activities that result in the dissemination of any content which is found to contain pornography, promote gambling or violence, instigate crimes, undermine public morality or the cultural traditions of the PRC or compromise State security or secrets. ICPs must monitor and control the information posted on their websites. If any prohibited content is found, they must remove such content immediately, keep a record of it and report to the relevant authorities. If an ICP violates these measures, the PRC government may impose fines and revoke any relevant business operation licenses.

Regulation of Internet Security

The Decision in Relation to Protection of the Internet Security enacted by the SCNPC on December 28, 2000 provides that the following activities conducted through the Internet are subject to criminal punishment:

●	gaining improper entry into a computer or system of strategic importance;

●	disseminating politically disruptive information or obscenities;

●	leaking State secrets;

●	spreading false commercial information; or

●	infringing intellectual property rights.

The Administrative Measures on the Security Protection of Computer Information Network with International Connections, issued by the Ministry of Public Security on December 16, 1997 and amended on January 8, 2011, prohibit the use of the Internet in a manner that would result in the leakage of State secrets or the spread of socially destabilizing content. If an ICP violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

Regulation Relating to Privacy Protection

Under the ICP Measures, ICPs are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes upon the lawful rights and interests of others. Depending on the nature of the violation, ICPs may face criminal charges or sanctions by PRC security authorities for such acts, and may be ordered to suspend temporarily their services or have their licenses revoked.

Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT on December 29, 2011, ICPs are also prohibited from collecting any user personal information or providing any such information to third parties without the consent of a user. ICPs must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for its services. ICPs are also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, ICPs must take remedial measures immediately and report any material leak to the telecommunications regulatory authority.

In addition, the Decision on Strengthening Network Information Protection promulgated by the Standing Committee of the National People’s Congress on December 28, 2012 emphasizes the need to protect electronic information that contains individual identification information and other private data. The decision requires ICPs to establish and publish policies regarding the collection and use of personal electronic information and to take necessary measures to ensure the security of the information and to prevent leakage, damage or loss. Furthermore, MIIT’s Rules on Protection of Personal Information of Telecommunications and Internet Users promulgated on July 16, 2013 contain detailed requirements on the use and collection of personal information as well as the security measures to be taken by ICPs.

The PRC government retains the power and authority to order ICPs to provide an Internet user’s personal information if such user posts any prohibited content or engages in any illegal activities through the Internet.

Regulations on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is 10 years, 15 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked. We are in the process of having our trademark registered in PRC, and we have registered some trademarks in Hong Kong.

Domain Names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations on Dividend Distributions

One of our PRC subsidiaries, AGM Tianjin, is a wholly foreign-owned enterprise under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include:

●	Corporate Law (1993) as amended in 2005 and 2013;

●	The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000;

●	The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001; and

●	The Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).

Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. Our Company’s reserve fund has not yet reached this level. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.

Nevertheless, AGM Tianjin currently do not have assets or operation of business, and we have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Regulations on Tax

PRC Enterprise Income Tax

The PRC enterprise income tax, or EIT, is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, which became effective on January 1, 2008. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises.

Uncertainties exist with respect to how the EIT Law applies to our tax residence status and our offshore subsidiaries. Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

●	the primary location of the day-to-day operational management is in the PRC;

●	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

●	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

●	50% or more of voting board members or senior executives habitually reside in the PRC.

We believe that we meet the conditions outlined in the immediately preceding paragraph and should be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status. See “Risk Factors — Risks Related to Doing Business in China — Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

In the event that we or any of our offshore subsidiaries is considered to be a PRC resident enterprise: (1) we or our offshore subsidiaries, as the case may be, may be subject to the PRC enterprise income tax at the rate of 25% on our worldwide taxable income; (2) dividend income that we or our offshore subsidiaries, as the case may be, receive from our PRC subsidiaries may be exempt from the PRC withholding tax; and (3) dividends paid to our overseas shareholders who are non-PRC resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, and similarly, dividends paid to our overseas shareholders who are non-PRC resident individuals, as well as gains realized by such shareholders from the transfer of our shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to the provision of any applicable agreement for the avoidance of double taxation.

Under SAT Circular 698 and Bulletin 7, if a non-resident enterprise transfers “PRC taxable assets” of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas non-public holding company without reasonable commercial purpose, the parties involved in the indirect transfer of the PRC taxable assets and the PRC resident enterprise whose equity is transferred indirectly, may report such equity transfer matter to the PRC competent tax authority of the PRC resident enterprise. The PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such disposition may be subject to a PRC withholding tax rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price which is not on an arm’s length basis and results in reducing the taxable income, the relevant tax authority has the power to make a reasonable adjustment as to the taxable income of the transaction. Circular 698 was retroactively effective on January 1, 2008. On February 3, 2015, the State Administration of Taxation released SAT Bulletin 7 to amend and clarify several issues related to Circular 698. According to SAT Bulletin 7, the term “PRC taxable assets” includes assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises; and when determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. If Circular 698 and Bulletin 7 were determined by the tax authorities to be applicable to us, our offshore subsidiaries and our non-resident enterprise investors, we, our offshore subsidiaries and our non-resident enterprise investors might be required to expend valuable resources to comply with this circular, which may materially and adversely affect us or our non-resident enterprise investors. See “Risk Factors — Risks Related to Doing Business in China — We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company, or other assets attributable to a PRC establishment of a non-PRC company.”

Under applicable PRC laws, payers of PRC-sourced income to non-PRC residents are generally obligated to withhold PRC income taxes from the payment. In the event of a failure to withhold, the non-PRC residents are required to pay such taxes on their own. Failure to comply with the tax payment obligations by the non-PRC residents will result in penalties, including full payment of taxes owed, fines and default interest on those taxes.

PRC Value-added Tax

Pursuant to the Pilot Measure for Imposition of Value-Added Tax to Replace Business Tax for Transport and Shipping Industry and Some of the Modern Service Industries, promulgated by the Ministry of Finance and the State Administration of Taxation on November 16, 2011 (the “PilotMeasure”),any entity or individual conducting business in some modern service industry, such as the service we are engaging in, is generally required to pay a value-added tax, or VAT, at the rate of 6% on the revenues generated from providing such services. A taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the modern services provided.

On March 30, 2016, the Ministry of Finance and the State Administration of Taxation promulgated the Notice of the Ministry of Finance and the State Administration of Taxation on Overall Implementation of the Pilot Program of Replacing Business Tax with Value-added Tax. Pursuant to this notice, from May 1, 2016, a value-added tax will generally be imposed to replace the business tax in the construction industry, real estate industry, finance industry, consumer service industry and other industries on a nationwide basis.

SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

Employment Laws

In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently in 2012, employers must execute written labor contracts with full-time employees in order to establish an employment relationship. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees. We have contributed to the basic and minimum social insurance plan. Due to a high employee turnover rate in our industry, it is difficult for us to comply fully with the law. While we believe that we have made adequate provision of such outstanding amounts of contributions to such plans in our financial statements, any failure to make sufficient payments to such plans would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines.

Economic Substance

The BVI, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (as amended, the “Substance Law”) came into force in the BVI introducing certain economic substance requirements for BVI “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the BVI, have core income generating activities in the BVI, and have an adequate level of employees, expenditures, and premises in the BVI. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) will be subject to reduced substance requirements.

Beneficial ownership

The Beneficial Ownership Secure Search System Act, 2017 (as amended) of the BVI requires registered agents in the BVI to create a database of beneficial ownership information relating to in-scope entities for which they act as registered agent. Subject to certain exemptions, in-scope BVI companies are required to:

●	identify its parent, immediate parent, ultimate parent and beneficial owner or registrable legal entity (or, if it is listed on a recognized exchange, provide details of that exchange);

●	identify whether it carries on one or more relevant activities for economic substance purposes and, if so, which ones;

●	provide details of any applicable exchange listing where its securities are listed on a recognized exchange; and

●	where the company carries on a relevant activity and is not a non-resident, provide certain additional information regarding its immediate parent and ultimate parent (if any).

A BVI company is obliged to notify its registered agent of (i) the required beneficial ownership information within 15 days of identifying it; and (ii) the required economic substance information regarding the carrying on of a relevant activity or listing on a recognized exchange within six months following the end of the financial reporting period in question. A BVI company who becomes aware of a change in the prescribed information relating to a beneficial owner or registrable legal entity must, within 15 days of becoming aware of the change, notify its registered agent of the change(s) and the date(s) on which it or they took place.

DESCRIPTION OF SHARES AND CERTAIN BRITISH VIRGIN ISLANDS CONSIDERATIONS

Memorandum and articles of association

AGM Holdings was incorporated on April 27, 2015 under the BVI Act as a company limited by shares. As of the date of hereof, the Company is authorized to issue 200,000,000 Class A ordinary shares of $0.001 par value per share and 200,000,000 Class B ordinary shares of $0.001 par value per share. As of the date of this prospectus, there are 24,254,842 Class A ordinary shares and 2,100,000 Class B ordinary shares issued and outstanding.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about the compensation of directors will be recommended by the Compensation Committee, upon its formation, and approved by the Board of Directors as a whole, both acting only when a quorum of members is present.

The following are summaries of the material provisions of our memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our Class A ordinary shares. As a convenience to potential investors, we provide the below description of BVI law and our memorandum and articles of association together with a comparison to similar features under Delaware law.

Class A Ordinary Shares

General

Each Class A ordinary share in the Company confers upon the shareholder the right to one vote per share at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class A ordinary shares will vote together with holders of our Class B ordinary shares as a single class on all matters presented to our shareholders for their vote approval.

Each Class A ordinary share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class A ordinary share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued Class A ordinary shares are fully paid and non-assessable. Certificates representing the Class A ordinary shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their Class A ordinary shares.

Class B Ordinary Shares

General

Each Class B ordinary share in the Company confers upon the shareholder the right to five votes at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class B ordinary share will vote together with holders of our Class A ordinary share as a single class on all matters presented to our shareholders for their vote approval.

No Class B ordinary share may be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (including by will or the laws of descent and distribution), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void.

Each Class B ordinary share shall only be issued to the Company’s or its subsidiaries’ employees or those entities of which its principal shareholder is an employee of the Company or its subsidiaries. Shareholder’s termination of employment with the Company or its subsidiaries shall immediately result in the cancellation of any and all issued and outstanding of Class B ordinary shares held by such shareholder on the date of termination.

Sale, assignment, transfer, alienation, or otherwise disposition of any Class A ordinary share by common shareholder of Class B ordinary shares shall immediately result in the cancellation of equal number of Class B ordinary shares on the date of such disposition.

Shareholder(s) of Class B ordinary share in the Company shall not:

●	receive the right to any dividend paid by the Company;

●	receive the right to any distribution of the surplus assets of the Company on its liquidation.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A ordinary shares and Class B ordinary shares is VStock Transfer, LLC, 18 Lafayette Pace, Woodmere, NY 11598.

Distributions

The holders of our Class A ordinary shares are entitled to such dividends or other distributions as may be authorized by our Board of Directors, subject to the BVI Act and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a body corporate, by its duly authorized representative) will have one vote for each Class A ordinary share or five votes for each Class B ordinary share. Holders of our Class A ordinary shares will vote together with holders of our Class B ordinary shares as a single class on all matters presented to our shareholders for their vote approval. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our Board of Directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our Board of Directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors, , but if any resolution is adopted otherwise than by the unanimous written consent of all directors or all members of a committee of directors, a copy of such resolution shall forthwith be sent to all directors or all members of a committee of directors not consenting to such resolution.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Additionally, BVI law provides certain shareholder remedies for a minority shareholder whose rights have been breached or who disagrees with the way the Company is being managed. These remedies include an action for unfair prejudice and a derivative action.

Duties of directors

Under BVI law, our directors owe the Company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and in what the director believes to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time.

The functions and powers of our board of directors include, among others:

●	managing the business and affairs of the Company;

●	exercising the powers of the Company to incur any debt, liability or other obligation (including to give a guarantee, indemnity or other payment obligation in respect of the obligations of any person) and create any charge over its assets or undertaking (whether present or future) as security for any debt, liability or other obligation of the Company or any other person; and

●	executing cheques, promissory notes, bills of exchange and other negotiable instruments on behalf of the Company.

Interested transactions

A director may vote, attend a board meeting and be included for the purposes of a quorum, sign a document on behalf of the Company, or do any other thing in their capacity as a director with respect to any transaction in which that director is interested. A director must immediately disclose the interest to all other directors after becoming aware of the fact that they are interested in a transaction entered into or to be entered into by the Company. Subject to compliance with the BVI Companies Act, a director shall not, by reason of that director's office, be accountable to the Company for any remuneration, profit or other benefit derived, or resulting, from such transaction and no such transaction shall be liable to be avoided on the grounds that a director has an interest in it or derives any remuneration, profit or other benefit from it.

A disclosure is only made when it is brought to the attention of every director. The disclosure by a director that they are a member, director, officer or trustee of another named entity or other individual, or has a fiduciary relationship with respect to the entity or individual, and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure of interest, be entered into with the Company or that director, is a sufficient disclosure of interest in relation to that transaction.

Directors and officers

Unless the shareholders decide otherwise by a resolution of shareholders, the number of directors is not subject to a maximum number but the minimum number of directors shall be one.

The first directors were appointed by the Company's first BVI registered agent.

Subject to the Company's articles of association and the BVI Act, our directors may by a resolution of directors:

●	appoint any person to hold any office with the Company (including chairperson of directors, chief executive officer, vice president, secretary and treasurer) on any terms, and for any period, they think fit. A person may hold more than one office at the same time;

●	delegate any of their powers to any committee, consisting of one or more directors on any terms they think fit; and/or

●	appoint any person (including a director) to be an agent of the Company and delegate their powers to that agent on any terms they think fit.

The directors cannot delegate to a committee the power to:

●	amend the memorandum and articles of association of the Company;

●	change the Company's registered office or registered agent;

●	designate committees of directors other than a sub-committee of it;

●	delegate powers to a committee of directors other than a sub-committee of it;

●	appoint or remove a director or agent;

●	fix emoluments of directors;

●	approve a plan of merger, consolidation or arrangement;

●	make a declaration of solvency or approve a liquidation plan;

●	make a determination that the Company will, immediately after a proposed distribution, satisfy the Solvency Test; or

●	authorize the Company to continue as a Company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

The directors cannot delegate to an agent the power to:

●	amend the memorandum and articles of association of the Company;

●	change the Company's registered office or registered agent;

●	designate committees of directors;

●	delegate powers to a committee of directors;

●	appoint or remove any director or agent other than a substitute or sub-delegate;

●	fix the compensation of any director;

●	approve a plan of merger, consolidation or arrangement;

●	make a declaration of solvency or approve a liquidation plan;

●	make a determination that the Company will, immediately after a proposed distribution, satisfy the Solvency Test; or

●	authorize the Company to continue as a Company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Class A ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Nil paid and partly paid shares

The directors may issue shares that are nil paid or partly paid on issue. Shares that are not fully paid on issue are subject to the forfeiture provisions of the Company's articles of association. For this purpose, shares are not considered to be fully paid on issue if the consideration for which they are issued is a promissory note (or other written obligation to contribute money or property) or a contract for future services.

Transfer of Class A Ordinary Shares

Shares listed on Nasdaq may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a share is only effective once the name of the transferee is entered in the register of shareholders.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Shares and forfeiture of Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. A call may be made payable in instalments. The directors may postpone a call or revoke it (in whole or part). A call is taken to have been made at the time the resolution of directors to make the call is passed.

Issuance of Shares

Subject to the provisions of the BVI Act, our Board of Directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our Board of Directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF WARRANTS

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Form. The warrants will be issued as individual warrant agreements to the investors. You should review the form of warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of Class A ordinary shares purchased upon such exercise (except in the case of a cashless exercise as described below). One warrant is for one Class A ordinary share. A holder (together with its affiliates) may not exercise any portion of the warrants to the extent that the holder would own more than [●]% (or, at the election of the holder, [4.99/9.99]%) of the outstanding Class A ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A ordinary shares after exercising the holder’s warrants up to [4.99/9.99]% of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Purchasers of warrants in this offering may also elect prior to the issuance of the warrants to have the initial exercise limitation set at [4.99/9.99]% of our outstanding Class A ordinary shares. No fractional Class A ordinary shares will be issued in connection with the exercise of a warrants.

Duration and Exercise Price. The exercise price per whole Class A ordinary share purchasable upon the exercise of the warrants is $[●] per share, or equal to up to [●]% of the combined offering price per Class A ordinary share and the accompanying warrants. The warrants will be immediately exercisable and may be exercised for a period of up to [●] years after issuance. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Class A ordinary shares and also upon any distributions of assets, including cash, shares or other property to our shareholders.

Cashless Exercise. If, at any time after the holder’s purchase of warrants, such holder exercises its warrants and a registration statement registering the issuance of the Class A ordinary shares underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of Class A ordinary shares underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of Class A ordinary shares determined according to a formula set forth in the warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the warrants to the holders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Class A ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than [●]% of our Class A ordinary shares, or any person or group becoming the beneficial owner of [●]% of the voting power represented by our outstanding Class A ordinary shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In the case of certain fundamental transactions affecting us, a holder of warrants, upon exercise of such warrants after such fundamental transaction, will have the right to receive, in lieu of Class A ordinary shares, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their warrants.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our Class A ordinary shares, the holder of a warrant does not have the rights or privileges of a holder of our Class A ordinary shares, including any voting rights, until the holder exercises the warrants.

TAXATION

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

PRC enterprise income tax is calculated based on taxable income determined under PRC accounting principles. The Enterprise Income Tax Law (the “EIT Law”), effective as of January 1, 2008, enterprises pay a unified income tax rate of 25% and unified tax deduction standards are applied equally to both domestic-invested enterprises and foreign-invested enterprises. Under the EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25% on its global income. If the PRC tax authorities subsequently determine that AGM Holding and its subsidiaries in PRC or any future non-PRC subsidiary should be classified as a PRC resident enterprise, then such entity’s global income will be subject to PRC income tax at a tax rate of 25%. In addition, under the EIT Law, payments from the subsidiaries in PRC to us may be subject to a withholding tax. The EIT Law currently provides for a withholding tax rate of 20%. If AGM Holdings or any of its subsidiaries in PRC is deemed to be a non-resident enterprise, then it will be subject to a withholding tax at the rate of 20% on any dividends paid by its Chinese subsidiaries to such entity. In practice, the tax authorities typically impose the withholding tax rate of 10% rate, as prescribed in the implementation regulations; however, there can be no guarantee that this practice will continue as more guidance is provided by relevant government authorities. We are actively monitoring the proposed withholding tax and are evaluating appropriate organizational changes to minimize the corresponding tax impact.

According to the Sino-U.S. Tax Treaty which was effective on January 1, 1987 and aimed to avoid double taxation disadvantage, income that is incurred in one nation should be taxed by that nation and exempted from the other nation, but for the dividend that is generated in China and distributed to foreigner in other nations, a rate 10% tax will be charged.

Our company will have to withhold that tax when we are distributing dividends to our foreign investors. If we do not fulfill this duty, we will receive a fine up to five times of the amount we are supposed to pay as tax or other administrative penalties from government. The worst case could be criminal charge of tax evasion to responsible persons. The criminal penalty for this offense depends on the tax amount the offender evaded, and the maximum penalty will be 3-7 years imprisonment plus fine.

PRC Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, issued in December 1993, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 13% of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

PRC Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles. However, since May 1st of 2016, the Business Tax has been incorporated into Value Added Tax in China, which means there will be no more Business Tax and accordingly some business operations previously taxed in the name of Business Tax will be taxed in the manner of VAT thereafter. In general, this newly implemented policy is intended to relieve many companies from heavy taxes under currently slowing down economy. In the case of AGM Holdings’ Chinese subsidiaries, even though the VAT rate is 13%, with the deductibles the company may get in the business process, it will bear less burden than previous Business Tax.

Hong Kong Taxation

Hong Kong profits tax is payable by every person (including a body corporate, partnership, and sole proprietorship) carrying on a trade, profession, or business in Hong Kong on the profits arising in or derived from Hong Kong from such trade, profession, or business. With effect from April 1, 2018, a two-tiered profits tax regime applies, under which the profits tax on the first HK$2 million of profits is charged at the rate of 8.25%, whereas profits in excess of HK$2 million are subject to the standard profits tax rate of 16.5%. However, only one “entity” (which, for the purpose of the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), refers to a natural person, a body of persons or a body corporate, including a corporation, a partnership and a trust) within a group of “connected entities” can enjoy the two-tier profit tax rates. An entity is regarded as a “connected entity” of another entity if: (i) one of the has control over the other; (ii) both of them are under common control of the same entity; or (iii) in the case of the first entity being a natural person carrying on business as a sole proprietorship, the other entity is the same person carrying on another sole proprietorship business. For the purpose of the two-tiered profits tax regime, a group of connected entities will need to nominate which entity will benefit and to make election accordingly. If no nomination has been made, the assessable profits of each entity within the group will be chargeable to the standard profits tax rate.

British Virgin Islands Taxation

Under the BVI Act as currently in effect, a holder of shares in a BVI company who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to such shares and is not required to pay any income tax in the British Virgin Islands on gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the British Virgin Islands do not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands government on companies incorporated or re-registered under the BVI Act. In addition, shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges, provided the BVI company does not have a direct or indirect interest in any land in the BVI.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares;

●	persons who acquired our Class A ordinary shares pursuant to the exercise of any employee share option or otherwise as consideration; or

●	persons holding our Class A ordinary shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A ordinary shares.

Tax Treaties

As above mentioned, according to the Sino-U.S. Tax Treaty which was effective on January 1st, 1987 and aimed to avoid double taxation disadvantage, income that is incurred in one nation should be taxed by that nation and exempted from the other nation, but for the dividend that is generated in China and distributed to foreigners in other nations, a rate 10% tax will be charged.

Taxation of Dividends and Other Distributions on our Class A ordinary shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Class A ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, the Class A ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares, including the effects of any change in law. Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A ordinary shares for more than one year, you will be eligible for reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), 20% (for individuals in the 39.6% tax brackets) or 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss on the exercise of a warrant. A U.S. holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (which will equal the portion of the U.S. holder’s purchase price for the units that is allocated to the warrant, as described above) and the exercise price of such warrant. The U.S. holder’s holding period for a Class A ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Class A ordinary shares received generally will equal the U.S. holder’s tax basis in the warrant. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the Class A ordinary shares acquired pursuant to the exercise of such warrant will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares will generally include the holding period of the warrant. It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized because a U.S. holder may be deemed to have surrendered a portion of its warrants in a taxable transaction to pay the exercise price for the balance of its warrants that are treated as exercised for U.S. federal income tax purposes. In such event, a U.S. holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants treated as exercised and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A ordinary shares received would equal the U.S. holder’s tax basis in the warrants treated as exercised plus the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our Class A ordinary shares which is taxable to the U.S. holders of such Class A ordinary shares as described under “— Taxation of Dividends and Other Distributions on our Class A ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending December 31, 2021. Our actual PFIC status for the current taxable year ending December 31, 2021 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income, defined as income from interest, dividends, rents, royalties, gains on property producing foreign personal holding company income and certain other income that does not involve the active conduct of a trade or business; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A ordinary shares, our PFIC status will depend in large part on the market price of our Class A ordinary shares. Accordingly, fluctuations in the market price of the Class A ordinary shares may cause us to become a PFIC. If we are a PFIC for any year during which you hold Class A ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the Class A ordinary shares.

If we are a PFIC for any taxable year during which you hold Class A ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A ordinary shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A ordinary shares cannot be treated as capital, even if you hold the Class A ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such Class A ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A ordinary shares, as well as to any loss realized on the actual sale or disposition of the Class A ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A ordinary shares. Your basis in the Class A ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Class A ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including The Nasdaq Capital Market. If the Class A ordinary shares are regularly traded on The Nasdaq Capital Market and if you are a holder of Class A ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Class A ordinary shares and any gain realized on the disposition of the Class A ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our securities and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to Class A ordinary shares, subject to certain exceptions (including an exception for Class A ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we have engaged Maxim Group LLC (the “placement agent”) to act as our placement agent on a reasonable best efforts basis in connection with this offering. The placement agent is not purchasing or selling any such securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that they will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will enter into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement is included as an exhibit to the Registration Statement of which this prospectus forms a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

We will deliver to the investors the Class A ordinary shares electronically and will mail such investors physical warrant certificates for the warrants underlying the securities, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay to the placement agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in this offering.

We have also agreed to reimburse the placement agent (i) up to US$100,000 in the event the offering is completed and (ii) up to US$50,000 if an offering is not consummated for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s legal counsel and, if applicable, any electronic road show service used in connection with the offering.

The following table shows the public offering price, placement agent’s fees and proceeds, before expenses, to us.

	Per Class A ordinary share and accompanying warrant	Total (assuming maximum offering)
Offering price	US$[●]	US$[●]
Placement agent’s fees	US$[●]	US$[●]
Proceeds to our company before expenses	US$[●]	US$[●]

We estimate the total expenses payable by us for this offering to be approximately US$[●] , which amount includes (i) a placement agent’s fee of US$[●], assuming the purchase of all of the securities we are offering; (ii) the reimbursement of placement agent’s expenses in the amount of up to US$100,000 in connection with this offering; and (iii) other estimated expenses of approximately US$[●] which include legal, accounting, printing costs and various fees associated with the registration of the securities.

Placement Agent’s Warrants

We have agreed to issue to the placement agent and to register herein warrants to purchase up to [●] Class A ordinary shares (equal to five percent (5%) of the total amount of securities sold in this offering, the “Placement Agent’s Warrants”) and to also register herein such underlying Class A ordinary shares. The Placement Agent’s Warrants will be exercised at any time, and from time to time, in whole or in part, commencing from six (6) months after the effective date of the registration statement of which this prospectus forms a part and will expire on the fifth (5th) anniversary after original issuance date. The Placement Agent’s Warrants are exercisable at a per share price of 100% of the offering price of the securities offered hereby.

The Placement Agent’s Warrants shall not be redeemable. The Placement Agent’s Warrants may be exercised as to all or a lesser number of shares, and will contain provisions for one demand registration of the sale of the underlying Class A ordinary shares at our expense, one demand registration of the sale of the underlying Class A ordinary shares at the Placement Agent’s Warrants holders’ expenses, and unlimited “piggyback” registration rights at our expense. However, the Placement Agent’s Warrants will not have any demand registration rights or “piggyback” registration rights for more than five (5) years from the closing of this offering.

The Placement Agent’s Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of six (6) months immediately following the closing of this offering, except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the placement agent, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Placement Agent’s Warrants and the underlying Class A ordinary shares will be deemed compensation by FINRA, and therefor subject to FINRA Rule 5110(e)(1).

Right of First Refusal

We have agreed to grant the placement agent the right of first refusal, for a period of six (6) months after the closing of this offering, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents during such six (6) month period of the Company, or any successor to or any subsidiary of the Company. Such offer shall be made in writing in order to be effective. The placement agent shall notify the Company within three (3) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the placement agent should decline such retention, the Company shall have no further obligations to the placement agent with respect to the offering for which it has offered to retain the placement agent.

Lock-Up Agreements

In connection with this offering, each of our executive officers, directors, and holders of more than 5% of our Class A ordinary shares (and all holders of securities exercisable for or convertible into Class A ordinary shares) has agreed, subject to certain exceptions set forth in the lock-up agreements, for a period of six (6) months after the closing of this offering, they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the placement agent’s prior written consent, including the issuance of Class A ordinary shares upon the exercise of currently outstanding options approved by the placement agent.

Securities Issuance Standstill

We have also agreed, subject to certain exceptions set forth in the placement agency agreements, for a period of six (6) months from the closing of this offering, the Company shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the placement agent’s prior written consent, including the issuance of Class A ordinary shares upon the exercise of currently outstanding options approved by the placement agent.

Other Compensation

Upon the closing of this offering, or if the engagement period as provided in the engagement letter between us and the placement agent ends prior to a closing of an offering (other than a termination for cause), then if within six (6) months following such time, we complete any financing of equity, equity-linked or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the placement agent during engagement period as provided in the engagement letter, then the Company will pay the placement agent upon the closing of such financing or receipt of such proceeds the compensation equivalent to the commission as described in this section, in each case only with respect to the portion of such financing received from such investors.

Listing

Our Class A ordinary shares have been listed on the Nasdaq Capital Market under the symbol “AGMH.” There is no established public trading market for the warrants, and we do not plan to list the warrants on the Nasdaq Capital Market or any other securities exchange or trading market. Without an active trading market, the liquidity of the warrants will be limited.

Regulation M

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Affiliations

The placement agent and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the placement agent and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The placement agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as the placement agent, and should not be relied upon by investors.

In connection with this offering, the placement agent or certain securities dealers may distribute prospectuses by electronic means, such as e-mail.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the securities or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of our securities, whether by way of sale or subscription, in the Cayman Islands. Class A ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA (where applicable) and Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) (where applicable), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), none of our securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to our securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of our securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of our securities shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any of our securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any of our securities being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that our securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any of our securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase or subscribe for any of our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent’s fees and expense reimbursements, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$	[●]
FINRA Filing Fee	$	[●]
Legal Fees and Expenses	$	[●]
Accounting Fees and Expenses	$	[●]
Miscellaneous	$	[●]
Total Expenses	$	[●]

We will bear these expenses and the placement agent’s fees and expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Mourant Ozannes (BVI), our counsel as to British Virgin Islands law. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Legal matters as to PRC law will be passed upon for us by Skylight Law Firm. Ortoli Rosenstadt LLP may rely upon Skylight Law Firm with respect to matters governed by PRC law and Mourant Ozannes with respect to matters as to British Virgin Islands law. Ellenoff Grossman & Schole LLP is acting as counsel to the placement agent.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and for the year ended December 31, 2023 incorporated by reference in this prospectus have been so included in reliance on the report of GGF CPA LTD, the independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of GGF CPA LTD is Level 3, Shop 119 No. 2, Jingang Avenue, Nansha District, Guangzhou, Guangdong 510000.

Our consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 incorporated by reference in this prospectus have been so included in reliance on the report of KCCW Accountancy Corp., the independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of KCCW Accountancy Corp. is 3333 S. Brea Canyon Rd., Suite 206, Diamond Bar, CA 91765.

Our consolidated financial statements as of December 31, 2021 and for the year ended December 31, 2021 incorporated by reference in this prospectus have been so included in reliance on the report of TPS Thayer, LLC. the independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of TPS Thayer, LLC is 1600 Hwy 6 Suite 100, Sugar Land, TX 77478.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 3, 2023, the Company notified its independent registered public accounting firm, TPS Thayer LLC, its decision to dismiss TPS Thayer LLC as the Company’s auditor. The Company appointed KCCW Accountancy Corp. as its new independent registered public accounting firm to audit the Company’s financial statements. The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and the Board of Directors of the Company. During the fiscal years ended December 31, 2022 and 2021 and through July 3, 2023, the date of dismissal, (a) there were no disagreements with TPS Thayer LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TPS Thayer LLC, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K. On July 3, 2023, the Company provided TPS Thayer LLC with a copy of the Current Report of Form 6-K and TPS Thayer LLC furnish the Company with a letter addressed to the SEC stating that it agrees with the above statements.

On March 13, 2024, KCCW Accountancy Corp. notified the Company its decision to resign as the Company’s auditor. The Company appointed HTL International, LLC as its new independent registered public accounting firm to audit the Company’s financial statements. The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and the Board of Directors of the Company. During the fiscal years ended December 31, 2023 and 2024 and through March 13, 2024, the date of resignation, (a) there were no disagreements with KCCW Accountancy Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KCCW Accountancy Corp., would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K. On March 27, 2024, the Company provided KCCW Accountancy Corp. with a copy of the Current Report of Form 6-K and KCCW Accountancy Corp. furnish the Company with a letter addressed to the SEC stating that it agrees with the above statements.

On May 10, 2024, HTL International, LLC notified the Company its decision to resign as the Company’s auditor. The Company appointed GGF CPA LTD as its new independent registered public accounting firm to audit the Company’s financial statements. The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and the Board of Directors of the Company. During the fiscal years ended December 31, 2023 and 2024 and through May 10, 2024, the date of resignation, (a) there were no disagreements with HTL International, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HTL International, LLC, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K. On May 10, 2024, the Company provided HTL International, LLC with a copy of the Current Report of Form 6-K and HTL International, LLC furnish the Company with a letter addressed to the SEC stating that it agrees with the above statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual report on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference in this prospectus the documents listed below:

●	Form 6-K filed with the SEC on September 18, 2024,

●	Form 6-K filed with the SEC on August 28, 2024,

●	Form 6-K filed with the SEC on July 19, 2024,

●	Form 6-K filed with the SEC on June 21, 2024,

●	Form 20-F filed with the SEC on June 18, 2024, and

●	The description of our Class A ordinary shares contained in our registration statement on Form 8-A filed on November 29, 2017 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this prospectus.

Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website www.agmprime.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Upon written or oral request, we will provide to each person to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

AGM GROUP HOLDINGS INC.

c/o Creative Consultants (Hong Kong) Limited

Room 1502-3 15/F., Connuaght Commercial Building, 185 Wanchai Road

Wanchai, Hong Kong

+86-010-65020507 – telephone

Up to [●] Class A Ordinary Shares
Warrants to Purchase up to [●] Class A Ordinary Shares and
Up to [●] Class A Ordinary Shares issuable upon the exercise of the Warrants

AGM Group Holdings Inc.

––––––––––––––––––––––––––––––

PROSPECTUS

______________________________

[    ], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any indemnification may be held by the British Virgin Islands courts to be contrary to public policy or in breach of the BVI Act (for example, a provision for indemnification against civil fraud or the consequences of committing a crime).

Under our memorandum and articles of association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. The decision of our Board of Directors as to whether such a person acted honestly and in good faith with a view to the best interests of the company and as to whether the person had no reasonable to cause to believe that his or her conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of a nolle prosequi does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

We may indemnify anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. To be entitled to indemnification, such a person must have acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, must have had no reasonable cause to believe that his or her conduct was unlawful. The decision of our Board of Directors as to whether the person acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On December 14, 2021, pursuant to a securities purchase agreement with certain institutional investors dated December 10, 2021, the Company closed (a) a registered direct offering for the sale of 2,898,552 of its Class A ordinary shares, par value US$0.001 per share, and (b) a concurrent private placement, for the sale of unregistered warrants to purchase up to 1,449,276 Class A ordinary shares at US$8.30 per share, expiring on December 8, 2025 (the “2021 Investor Warrants”), for gross proceeds of approximately US$20 million. The purchase price for each Class A ordinary share and the corresponding half of one 2021 Investor Warrant was US$6.90. Each 2021 Investor Warrant contains anti-dilution provisions to reflect share dividends and splits, adjustment upon future issuance of securities, or other similar transactions, as described in the 2021 Investor Warrants.

The Class A ordinary shares were issued to the purchasers in a registered direct offering and registered under the Securities Act, pursuant to a prospectus supplement to the Company’s registration statement on Form F-3 (File No. 333-236897), which was initially filed with the SEC on March 5, 2020 and declared effective by the SEC on May 28, 2020 (the “2021 Registered Direct Offering”). The Company filed the prospectus supplement for the 2021 Registered Direct Offering on December 13, 2021.

The Company issued the 2021 Investor Warrants to the purchasers in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder (the “2021 Private Placement,” and together with the 2021 Registered Direct Offering, the “2021 Offering”).

FT Global Capital, Inc. acted as the exclusive placement agent in connection with the 2021 Offering under the terms of the certain placement agency agreement, dated December 10, 2021 between it and the Company and, at closing of the 2021 Offering, received a cash fee equal to 7.5% of the aggregate gross proceeds raised in the 2021 Offering as well as reimbursement of certain costs and expenses of up to US$80,000 and warrants to purchase up to 202,899 Class A ordinary shares with an exercise price of US$8.30 per share, and with a term expiring on December 8, 2025 (the “2021 Placement Agent’s Warrants”, and together with the 2021 Investor Warrants, the “2021 Warrants”). The Placement Agent Warrants have the same registration rights as the Investor Warrants issued to the Purchasers in the 2021 Offering.

The Company has filed a registration statement on Form F-3 (File No. 333-262107) to register the 2021 Warrants and the Class A ordinary shares underlying the 2021 Warrants, which was initially filed with the SEC on January 11, 2022 and declared effective by the SEC on June 8, 2022.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or annual report that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People’s Republic of China, on September 30, 2024.

AGM Group Holdings Inc

By:	/s/ Bo Zhu
Bo Zhu
Chief Executive Officer, Chief Strategy Officer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bo Zhu, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Bo Zhu		Chief Executive Officer, Chief Strategy Officer and Director	September 30, 2024
Name:	Bo Zhu	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Jialin Liu		Independent Director	September 30, 2024
Name:	Jialin Liu

/s/ Jiaqi Zhu		Independent Director	September 30, 2024
Name:	Jiaqi Zhu

/s/ Fangjie Wang		Independent Director	September 30, 2024
Name:	Fangjie Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 30, 2024.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1	Amended and Restated Memorandum and Articles of Association, filed as exhibit 3.2 to the Form F-1 filed on May 15, 2017 and incorporate by reference herein
4.1	Form of the 2021 Warrant, filed as exhibit 4.1 to the Form 6-K filed on December 13, 2021 and incorporate by reference herein
4.2	Form of the 2021 Placement Agent Warrant, filed as exhibit 4.2 to the Form 6-K filed on December 13, 2021 and incorporate by reference herein
4.2*	Form of Warrant
4.3*	Form of Placement Agent Warrant
5.1*	Opinion of Mourant Ozannes, regarding the validity of the Class A ordinary shares being registered
5.2*	Opinion of Ortoli Rosenstadt LLP, regarding the validity of the warrants and Placement Agent’s Warrants being registered
8.1*	Opinion of Mourant Ozannes, regarding certain BVI tax matters (including in Exhibit 5.1)
10.1*	Form of Securities Purchase Agreement
10.2*	Form of Lock-up Agreement (included in exhibit 10.1)
10.3	English translation of Employment Agreement with Wenjie Tang, filed as exhibit 4.1 to the Form 20-F filed on April 22, 2021 and incorporate by reference herein
10.4	English translation of Employment Agreement with Yufeng Mi, dated April 5, 2022, filed as exhibit 4.2 to the Form 20-F filed on June 18, 2024 and incorporate by reference herein
10.5	English translation of Employment Agreement with Yafang Wang dated May 1, 2022 Employment Agreement with Yufeng Mi, filed as exhibit 4.3 to the Form 20-F filed on June 18, 2024 and incorporate by reference herein
10.6	English translation of Agreement with Jialin Liu, dated March 16, 2023 Employment Agreement with Jialin Liu, filed as exhibit 4.4 to the Form 20-F filed on June 18, 2024 and incorporate by reference herein
10.7	English translation of Agreement with Tingfu Xie, filed as exhibit 10.15 to the Form F-1 filed on September 28, 2017 and incorporate by reference herein
10.8	English translation of Agreement with Fangjie Wang, filed as exhibit 10.2 to the Form 6-K filed on January 9, 2019 and incorporate by reference
10.9	Offer Letter to Jing Shi, dated April 30, 2021, filed as exhibit 10.1 to the Form 6-K filed on May 6, 2021 and incorporate by reference herein
10.10	Employment Agreement with Bo Zhu, dated May 10, 2021, filed as exhibit 10.1 to the Form 6-K filed on May 10, 2021 and incorporate by reference herein
10.11	Employment Agreement with Chenjun Li, dated July 12, 2021, filed as exhibit 10.1 to the Form 6-K filed on July 16, 2021 and incorporate by reference herein
10.12	Employment Agreement with Steven Sim, dated September 24, 2021, filed as exhibit 10.1 to the Form 6-K filed on September 28, 2021 and incorporate by reference herein
10.13	Placement Agency Agreement, dated December 10, 2021, filed as exhibit 10.1 to the Form 6-K filed on December 13, 2021 and incorporate by reference herein
10.14	Form of Securities Purchase Agreement, dated December 10, 2021, filed as exhibit 10.2 to the Form 6-K filed on December 13, 2021 and incorporate by reference herein
10.15	Form of Registration Rights Agreement, dated December 10, 2021, filed as exhibit 10.3 to the Form 6-K filed on December 13, 2021 and incorporate by reference herein
10.16	Form of Lock-up Agreement, dated December 10, 2021, filed as exhibit 10.4 to the Form 6-K filed on December 13, 2021 and incorporate by reference herein
10.17	Employment Agreement with Jiaqi Zhu, dated October 9, 2023, filed as exhibit 10.1 to the Form 6-K filed on October 10, 2023, and incorporate by reference herein
10.18	AGM Group Holdings Inc. 2024 Equity Incentive Plan, filed as exhibit 99.1 to the Form 6-K filed on April 30, 2024, and incorporate by reference herein
14.1	Code of Ethics, filed as exhibit 14.1 to the Form F-1 filed on September 19, 2017 and incorporate by reference herein
21.1	List of Subsidiaries, filed as exhibit 8.1 to the Form 20-F filed on June 18, 2024 and incorporate by reference herein
23.1+	Consent of GGF CPA LTD
23.2+	Consent of KCCW Accountancy Corp.
23.3+	Consent of TPS Thayer LLC
23.4*	Consent of Mourant Ozannes (included in Exhibit 5.1)
23.5*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereto)
107+	Filing Fee Table

*	To be filed by amendment.
+	Filed herewith.